                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG

                          RENAISSANCE SOLUTIONS, INC.,

                       C.M. MANAGEMENT SYSTEMS LTD. INC.

                                      AND

              MARK R. BRUNEAU, ANDREW R. BELT AND FREDERIQUE BOUTY

            AS THE STOCKHOLDERS OF C.M. MANAGEMENT SYSTEMS LTD. INC.


                               FEBRUARY 13, 1997

                               TABLE OF CONTENTS

                                                                   Page
                                                                   ----

ARTICLE I - PURCHASE AND SALE OF THE SHARES........................   1

      1.1   Purchase of the Company Shares from
             the Company Stockholders..............................   1
      1.2   Further Assurances.....................................   1
      1.3   The Closing............................................   2
      1.4   Actions at the Closing.................................   2
      1.5   Purchase Price.........................................   3
      1.6   Delivery of Shares.....................................   3
      1.7   Escrow.................................................   3
      1.8   Post-Closing Adjustments...............................   3
      1.9   Stockholders' Representative...........................   5

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE
               COMPANY STOCKHOLDERS................................   7

      2.1   Organization, Qualification,
            Corporate Power and Authority..........................   8
      2.2   Capitalization.........................................   8
      2.3   Noncontravention.......................................   9
      2.4   Subsidiaries...........................................   9
      2.5   Financial Statements...................................  10
      2.6   Absence of Certain Changes.............................  10
      2.7   Undisclosed Liabilities................................  10
      2.8   Tax Matters............................................  10
      2.9   Assets                                                   12
      2.10  Owned Real Property....................................  13
      2.11  Intellectual Property..................................  13
      2.12  Real Property Leases...................................  15
      2.13  Contracts..............................................  16
      2.14  Accounts Receivable; Customer Contracts in Progress....  18
      2.15  Powers of Attorney.....................................  18
      2.16  Insurance..............................................  18
      2.17  Litigation.............................................  19
      2.18  Product and Service Warranties.........................  19
      2.19  Employees and Subcontractors...........................  20
      2.20  Employee Benefits......................................  20
      2.21  Environmental Matters..................................  22

      2.22  Legal Compliance.......................................  23
      2.23  Permits................................................  24
      2.24  Certain Business Relationships With Affiliates.........  24
      2.25  Books and Records......................................  24
      2.26  Customers and Suppliers................................  24
      2.27  Prepayments, Prebilled Invoices and Deposits...........  25
      2.28  Banking Facilities.....................................  25
      2.29  Brokers' Fees..........................................  25
      2.30  Disclosure.............................................  26

ARTICLE III - FURTHER REPRESENTATIONS AND WARRANTIES OF THE
               COMPANY STOCKHOLDERS................................  26

      3.1   Ownership of Stock; Authority..........................  26
      3.2   Investment Representations.............................  27

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE BUYER...........  28

      4.1   Organization...........................................  28
      4.2   Authority of Transaction...............................  28
      4.3   Noncontravention.......................................  28
      4.4   Reports and Financial Statements.......................  28
      4.5   Investment Representation..............................  29
      4.6   Brokers' Fees..........................................  29
      4.7   Disclosure.............................................  29

ARTICLE V - COVENANTS..............................................  29

      5.1   Conduct of Business....................................  30
      5.2   Absence of Material Changes............................  30
      5.3   Delivery of Interim Financial Statements...............  31
      5.4   Communications with Customers and Suppliers............  32
      5.5   Compliance with Laws...................................  32
      5.6   Continued Truth of Representations and Warranties......  32
      5.7   Continuing Obligation to Inform........................  32
      5.8   Exclusive Dealing......................................  32
      5.9   Reports, Taxes.........................................  33
      5.10  Best Efforts to Obtain Satisfaction of Conditions......  33
      5.11  Full Access............................................  33
      5.12  Non-Competition........................................  33
      5.13  Solicitation and Hiring................................  34

      5.14  Stock Options..........................................  34
      5.15  Accounts Receivable....................................  34
      5.16  Tax Refund.............................................  35
      5.17  Information............................................  35
      5.18  Employee Non-Solicitation and Confidentiality and
             Retention Agreements..................................  35
      5.19  Employee Agreements....................................  35


ARTICLE VI - CONDITIONS TO CLOSING.................................  36

      6.1   Conditions to Obligations of the Buyer.................  36
      6.2   Conditions to Obligations of the Company Stockholders..  38

ARTICLE VII - INDEMNIFICATION......................................  39

      7.1   Indemnification........................................  39
      7.2   Method of Asserting Claims.............................  40
      7.3   Survival and Limitation................................  42
      7.4   Allocation of Tax Liabilities..........................  43

ARTICLE VIII - TERMINATION.........................................  44

      8.1   Termination of Agreement...............................  44
      8.2   Effect of Termination..................................  44

ARTICLE IX - DEFINITIONS...........................................  45

ARTICLE X - GENERAL PROVISIONS.....................................  46

     10.1   Press Releases and Announcements.......................  46
     10.2   No Third Party Beneficiaries...........................  47
     10.3   Entire Agreement.......................................  47
     10.4   Succession and Assignment..............................  47
     10.5   Counterparts...........................................  47
     10.6   Headings...............................................  47
     10.7   Notices................................................  47
     10.8   Governing Law..........................................  48
     10.9   Amendments and Waivers.................................  48
     10.10  Severability...........................................  49
     10.11  Expenses...............................................  49
     10.12  Specific Performance...................................  49

     10.13  Construction...........................................  49
     10.14  Incorporation of Exhibits and Schedules................  49


                             SCHEDULES AND EXHIBITS


Schedule I   Company Stockholder Information
----------
Schedule II  Contingent Payments
-----------

Exhibit A    Escrow Agreement
---------
Exhibit B.1  Employment Agreement of Mark R. Bruneau
-----------
Exhibit B.2  Employment Agreement of Andrew R. Belt
-----------
Exhibit B.3  Employment Agreement of Frederique Bouty
-----------
Exhibit C    Opinion of Bingham, Dana & Gould LLP
---------
Exhibit D    Registration Rights Agreement
---------
Exhibit E    Non-solicitation and Confidentiality Agreement
---------
Exhibit F    Opinion of Hale and Dorr LLP
---------
Exhibit G    Waiver and Termination Agreement
---------
Exhibit H    Retention Agreement
---------

Disclosure Schedule

Schedule 5.18     Employee Retention Arrangements

                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is entered into as of February 13, 1997 (the "Agreement Date") by and among Renaissance Solutions, Inc., a Delaware corporation (the "Buyer"), C.M. Management Systems Ltd. Inc., a Massachusetts corporation (the "Company"), and the undersigned stockholders of the Company (the "Company Stockholders"). The Buyer, the Company and the Company Stockholders are referred to collectively herein as the "Parties."

                             PRELIMINARY STATEMENT
                             ---------------------

     1. The Company Stockholders collectively own all of the outstanding shares of the capital stock of the Company (the "Company Shares") as set forth on Schedule I hereto.
   -------- -

     2. The Buyer desires to purchase, and the Company Stockholders desire to sell, the Company Shares for the consideration set forth below subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:


                                   ARTICLE I

                        PURCHASE AND SALE OF THE SHARES

     1.1  Purchase of the Company Shares from the Company Stockholders.  Upon
          ------------------------------------------------------------
and subject to the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Company Stockholders shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from each Company Stockholder, all of the Company Shares owned by such Company Stockholder. At the Closing each Company Stockholder shall deliver to the Buyer certificates evidencing the Company Shares owned by such Company Stockholder duly endorsed in blank or with stock powers duly executed in blank by the Company Stockholder.

     1.2  Further Assurances.  At any time and from time to time after the
          ------------------
Closing, at the Buyer's request and without further consideration to any of the Company Stockholders, the Company Stockholders shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Company Shares, to put the Buyer (through its ownership of the Company) in actual possession and operating control of the assets (including without limitation the original corporate minute books of the Company and all corporate seals), properties and business of the Company, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

     1.3  The Closing.  The Closing shall take place at the offices of Hale and
          -----------
Dorr LLP, 60 State Street, Boston, Massachusetts 02109 commencing at 10:00 a.m., local time, on February 13, 1997 (the "Closing Date"), or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby.

     1.4  Actions at the Closing.  At the Closing:
          ----------------------

          (a) the Company shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 6.1 below;

          (b) the Buyer shall deliver to the Company the various certificates, instruments and documents referred to in Section 6.2 below;

          (c) each Company Stockholder shall deliver to the Buyer certificates ("Certificates") evidencing the Company Shares owned by such Company Stockholder (including any Company Shares subject to an escrow or pledge arrangement) duly endorsed in blank or with stock powers duly executed in blank by the Company Stockholder;

          (d) the Buyer shall deliver to each respective Company Stockholder, by check or wire transfer of immediately available funds to an account designated by the Company Stockholder, the amount set forth next to that Company Stockholder's name in Schedule I hereto and designated the "Initial Cash
                      -------- -
Payment," in accordance with Section 1.5 below; and

          (e) the Buyer, each of the Company Stockholders, the Stockholders' Representative (as defined in Section 1.9 below) and the Escrow Agent (as defined therein) shall execute and deliver the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement") and the Buyer shall deliver to the Escrow
   ------- -
Agent a check in the amount of the Escrow Cash Payment (as defined in Section
1.5 below) being placed in escrow on the Closing Date pursuant to Section 1.7 below.

     1.5  Purchase Price.  The aggregate purchase price to be paid by the Buyer
          --------------
for the Company Shares shall be (a) $9,250,000 in cash, which shall consist of
(i) $8,325,000 (the "Initial Cash Payment") and (ii) $925,000 (the "Escrow Cash Payment"), and (b) further contingent consideration, consisting of cash and (at the Buyer's option) shares of the Buyer's common stock, $.0001 par value per share (the "Buyer Common Stock"), subject to and calculated in accordance with the provisions of Schedule II (the "Contingent Consideration"). Any shares of
                  -------- --
Buyer Common Stock issuable as part of the Contingent Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the Agreement Date and the date of payment of such Contingent Consideration in accordance with Schedule II. The Initial Cash Payment shall be delivered to
                -------- --
each of the Company Stockholders at the Closing in accordance with Section 1.4(d). The Escrow Cash Payment shall be deposited in escrow pursuant to
Section 1.7 below and shall be held and disposed of in accordance with the terms of the Escrow Agreement and Section 1.8 below. The Initial Cash Payment and the Escrow Cash Payment shall together be referred to herein as the "Base Purchase Price."

     1.6  Delivery of Shares.  On the Closing Date, each Company Stockholder
          ------------------
shall deliver to the Buyer the Certificates held by such Company Stockholder and shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) his portion of the Initial Cash Payment to be paid pursuant to
Section 1.5 above. Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive his portion of the Initial Cash Payment to be paid to such Company Stockholder pursuant to Section
1.5 above. No holder of Certificates shall be entitled to receive his portion of the Initial Cash Payment to which he would otherwise be entitled until his Certificates are properly surrendered.

     1.7  Escrow.  On the Closing Date, the Buyer shall deliver to the Escrow
          ------
Agent, by certified or bank check or wire transfer of immediately available funds, the Escrow Cash Payment, for the purpose of (a) securing the indemnification obligations of the Company Stockholders set forth in this Agreement and (b) securing the post-Closing adjustments set forth in Section 1.8 below. The Escrow Cash Payment shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Cash Payment shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement and Section 1.8 below.

     1.8  Post Closing Adjustments.  The Base Purchase Price shall be subject to
          ------------------------
adjustment after the Closing Date as follows:

          (a) Not later than 60 days after the Closing Date, the Buyer shall prepare and deliver to the Stockholders' Representative a balance sheet of the

Company as of the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with United States generally accepted accounting principles ("GAAP") and with the previous custom and practice of the Company (to the extent consistent with GAAP), subject to the adjustments set forth in this Section 1.8 (which shall be in addition to and not in lieu of those required by GAAP).

          (b) The Closing Balance Sheet shall be accompanied by a statement setting forth the sum, if any, by which the Net Asset Value (as defined below in this Section 1.8(b)) as shown on the Closing Balance Sheet is greater than, or less than $772,000 (such value, the "Net Book Value Adjustment") (with the Net Book Value Adjustment to be expressed as a positive number if the Net Asset Value on the Closing Balance Sheet is greater than $772,000 and as a negative number if the Net Asset Value on the Closing Balance Sheet is less than $772,000). For purposes of this Agreement the "Net Asset Value" shall be equal to the total tangible assets of the Company on the Closing Balance Sheet minus the total liabilities of the Company on the Closing Balance Sheet. The Closing Balance Sheet shall be accompanied by a statement setting forth the calculations showing the basis for the determination of such sums. The Closing Balance Sheet shall not include any item reflecting or relating in any way to a potential tax refund that the Company may receive from the taxing authorities or government of Canada. The Closing Balance sheet shall include an accrued liability for the loan from the Buyer to the Company in the amount of $1,000,000 made, in part, to fund the bonuses paid to certain employees of the Company immediately prior to the Closing (the "Buyer Loan").

          (c) In the event that the Stockholders' Representative disputes the Closing Balance Sheet or the calculation of the Net Book Value Adjustment, the Stockholders' Representative shall notify the Buyer in writing (the "Dispute Notice") in detail of the amount, nature and basis of such dispute within 20 calendar days after delivery of the Closing Balance Sheet. In the event of such a dispute, the Buyer and the Stockholders' Representative shall first use their diligent good faith efforts to resolve such dispute between themselves. If the Buyer and the Stockholders' Representative are unable to resolve the dispute within 10 calendar days after delivery of the Dispute Notice, the dispute shall be submitted to Ernst & Young LLP (the "Accountants") for resolution. The Accountants shall be required to resolve the dispute within 30 days after submission. The determination of the Accountants as to the resolution of any dispute shall be binding and conclusive upon the Parties. All determinations by the Accountants pursuant to this Section 1.8(c) shall be in writing and shall be delivered to the Parties. Any award made pursuant to this Section 1.8 may be entered in and enforced by any court having jurisdiction thereover.

          (d) The fees and expenses of the Accountants in connection with the resolution of disputes pursuant to Section 1.8(c) above shall be shared equally by the Company Stockholders, on the one hand, and the Buyer, on the other hand.

          (e) Immediately upon the expiration of the 20-day period for giving the Dispute Notice, if no Dispute Notice is given, or immediately upon the resolution of disputes, if any, pursuant to Section 1.8(c) above, the Parties shall make post-Closing adjustments as set forth in Section 1.8(f) below.

          (f) If the Net Book Value Adjustment is negative, the Buyer shall give notice to the Company Stockholders specifying the amount of the Net Book Value Adjustment (expressed as a positive) (the "Buyer's Adjustment Amount") and the Company Stockholders shall pay the Buyer's Adjustment Amount to the Buyer, by bank or certified check or wire transfer of immediately available funds to an account designated by the Buyer within 10 days of receipt of the notice. Notwithstanding the foregoing, the Buyer shall have the right, but not the obligation, to give notice to the Escrow Agent specifying the Buyer's Adjustment Amount or such portion thereof as has not been collected from the Company Stockholders (not to exceed the amount of the Escrow Cash Payment so held by the Escrow Agent) (the "Escrow Amount"). Upon receipt of such notice from the Buyer, the Escrow Agent shall deliver the Escrow Amount to the Buyer pursuant to the terms of the Escrow Agreement. Neither the Escrow Agent nor any of the Company Stockholders shall have any right, title or interest in or to the Escrow Amount. Any remaining portion of the Escrow Cash Payment shall remain in escrow subject to the provisions of the Escrow Agreement.

          (g) If the Net Book Value Adjustment is positive, the Buyer shall give notice to the Stockholders' Representative specifying the amount of the Net Book Value Adjustment (expressed as a positive) (the "Company Stockholders' Adjustment Amount") and the Company shall pay the Company Stockholders' Adjustment Amount to the Stockholders' Representative, by bank or certified check or wire transfer of immediately available funds to an account designated by the Stockholders' Representative, within 10 days of delivery of the notice. All amounts paid to the Stockholders' Representative under this Section 1.8(g) shall be distributed pro rata to the Company Stockholders in accordance with their respective ownership of the Company Shares, as set forth on Schedule I hereto.

     1.9  Stockholders' Representative.
          ----------------------------

          (a) In order to efficiently administer the transactions contemplated hereby, including (i) the determination of the Net Book Value Adjustment, (ii) the waiver of any condition to the obligations of the Company Stockholders to consummate the transactions contemplated hereby, and (iii) the defense and/or settlement of any claims for which the Company Stockholders may be required to indemnify the Buyer and/or the Company pursuant to the Escrow Agreement and
Article VII below, the Stockholders hereby designate Mark R. Bruneau as their representative (the "Stockholders' Representative").

          (b) The Company Stockholders hereby authorize the Stockholders' Representative (i) to make all decisions relating to the determination of the Net Book Value Adjustment and to deliver all or any portion of the Escrow Cash Payment with respect thereto, (ii) to take all action necessary in connection with the waiver of any condition to the obligations of the Company Stockholders to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims for which the Company Stockholders may be required to indemnify the Buyer and/or the Company pursuant to Article VII below, (iii) to give and receive all notices required to be given under this Agreement and the Escrow Agreement, and (iv) to take any and all additional action as is contemplated to be taken by or on behalf of the Company Stockholders by the terms of this Agreement and the Escrow Agreement.

          (c) In the event that the Stockholders' Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the Company Stockholders holding, prior to Closing, a majority of the Company Shares as set forth on Schedule I attached hereto shall select another
                       -------- -
representative to fill such vacancy and such substituted representative shall be deemed to be the Stockholders' Representative for all purposes of this Agreement and the documents delivered pursuant hereto.

          (d) All decisions and actions by the Stockholders' Representative, including without limitation any agreement between the Stockholders' Representative and the Buyer relating to the determination of the Net Book Value Adjustment, the defense or settlement of any claims for which the Company Stockholders may be required to indemnify the Buyer and/or the Company pursuant to Article VII below, shall be binding upon all of the Company Stockholders and no Company Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

          (e) By his execution of this Agreement, each Company Stockholder agrees that:

          (i) the Buyer shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to the determination of the Net Book Value Adjustment, the settlement of any claims for indemnification by the Buyer and/or the Company pursuant to Article VII below or any other actions required or permitted to be taken by the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against the Buyer to the extent the Buyer has relied upon the instructions or decisions of the Stockholders' Representative;

         (ii) all actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon all of the Company Stockholders and no Company Stockholder shall have any cause of action against the Stockholders'

Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement, except for fraud or willful breach of this Agreement by the Stockholders' Representative;

        (iii) the provisions of this Section 1.9 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Company Stockholder may have in connection with the transactions contemplated by this Agreement;

         (iv) remedies available at law for any breach of the provisions of this Section 1.9 are inadequate; therefore, the Buyer and the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either the Buyer and/or the Company brings an action to enforce the provisions of this Section 1.9; and

          (v) the provisions of this Section 1.9 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of each Company Stockholder, and any references in this Agreement to a Company Stockholder or the Company Stockholders shall mean and include the successors to the Company Stockholder's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

          (f) All fees and expenses incurred by the Stockholders' Representative shall be paid by the Company Stockholders in proportion to their ownership of Company Shares as set forth in Schedule I attached hereto.
                               -------- -


                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF THE
                              COMPANY STOCKHOLDERS

     Each of the Company Stockholders, jointly and severally, represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule shall be initialed by each of the Company Stockholders and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Article II.

     2.1  Organization, Qualification, Corporate Power and Authority.
          ----------------------------------------------------------

          (a) The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the Commonwealth of Massachusetts. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, each of which jurisdictions is set forth in Section 2.1 of the Disclosure Schedule. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer true and complete copies of its Articles of Organization and By-laws, each as amended and as in effect on the Agreement Date. The Company has at all times complied with, and is not in default under or in violation of, any provision of its Articles of Organization and By-laws.

          (b) The Company has all requisite power and authority to execute and deliver the Fundamental Agreements (as defined below in this Section 2.1(b)) and to perform its obligations under the Fundamental Agreements. The Fundamental Agreements have each been (or in the case of the Escrow Agreement, shall be when delivered) duly and validly (i) executed and delivered by the Company and (ii) authorized by all necessary corporate action on the part of the Company. Each Fundamental Agreement constitutes (or, in the case of the Escrow Agreement, shall constitute) a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. For purposes of this Agreement, as to each Company Stockholder, the term "Fundamental Agreements" means this Agreement, the Escrow Agreement, the Employment Agreement in the form attached hereto as Exhibit B.1 (in the case of Mark R. Bruneau), Exhibit B.2 (in
                   ------- ---                                   ------- ---
the case of Andrew R. Belt), Exhibit B.3 (in the case of Frederique Bouty), and
                             ------- ---
the Registration Rights Agreement in the form attached hereto as Exhibit D.
                                                                 ------- -

     2.2  Capitalization.  The authorized capital stock of the Company consists
          --------------
of 7,500 shares of common stock, no par value per share, of which 1,000 shares are issued and outstanding and 6,500 shares are held in the treasury of the Company. Schedule I sets forth a complete and accurate list of all stockholders
          -------- -
of the Company, indicating the number of Company Shares held by each stockholder. All of the issued and outstanding Company Shares are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.
There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act of 1933 (the "Securities Act"), of any Company Shares. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

     2.3  Noncontravention.  Subject to compliance with the applicable
          ----------------
requirements of the Securities Act and any applicable state securities laws, neither the execution and delivery by the Company or the Company Stockholders of this Agreement or the Escrow Agreement, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Articles of Organization or By-laws of the Company, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets is subject, (d) result in the imposition of any Security Interest upon any assets of the Company, or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law).

     2.4  Subsidiaries.  Ontario Inc., c.o.b. as COBA-M.I.D.  ("COBA Canada") is
          ------------
the only Subsidiary (as defined below in this Section 2.4) of the Company. The Company does not control directly or indirectly or have any direct or indirect equity interest in any Business Entity that is not a Subsidiary. The Company owns all of the issued and outstanding shares of capital stock of COBA Canada. COBA Canada (a) does not conduct any business operations, (b) does not own, lease or otherwise have the right to any assets or property of any kind, (c) is not a party to and, to the knowledge of the Company and the Company Stockholders, is not threatened to be named as a party to, any litigation, (d) does not employ any employees, (e) does not file any documents with any Governmental Entity, (f) is not a party to any contract, agreement or other arrangement, (g) does not borrow, owe or lend any property, including without limitation, money, from or to the Company, any of Company Stockholders or any third party, and (h) has never engaged in any of the foregoing acts. No financial statement of any kind exists nor has existed in the past with respect to COBA Canada. COBA Canada does not have any Subsidiaries. For purposes of this Agreement, "Subsidiary" means any corporation, partnership, limited liability company or other form of business association (a "Business Entity") with respect to which the Company, directly or indirectly, owns or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or others authorized to manage or direct the affairs of such Business Entity.

     2.5  Financial Statements.  The Company has previously furnished to the
          --------------------
Buyer complete and accurate copies of its (a) audited balance sheets and related statements of income, retained earnings, stockholders' equity and cash flows for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996, together with reports thereon by KPMG Peat Marwick, independent auditors of the Company (the "Audited Financial Statements"), and (b) unaudited balance sheet (the "Most Recent Balance Sheet") and related statements of income, retained earnings, stockholders' equity and cash flows for the three months ended December 31, 1996 (the "Balance Sheet Date"). The foregoing financial statements (the "Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto), fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, and are consistent with the books and records of the Company.

     2.6  Absence of Certain Changes.  Since the Balance Sheet Date, (i) there
          --------------------------
has not been any material adverse change in the assets, business, financial condition, results of operations or future prospects of the Company, nor has there occurred any event or development that could reasonably be foreseen to result in such a material adverse change in the future, and (ii) the Company has not taken any of the actions set forth in subsections (a) through (t) of Section
5.2 below.

     2.7  Undisclosed Liabilities.  The Company has no liability (whether known
          -----------------------
or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Company's Most Recent Balance Sheet, a copy of which is included in Section 2.7 of the Disclosure Schedule, (b) liabilities that have arisen since the Balance Sheet Date in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) ("Ordinary Course of Business") of the Company and that are similar in nature and amount to the liabilities that arose during the comparable period of time in the immediately preceding fiscal period, and (c) contractual liabilities incurred in the Ordinary Course of Business of the Company that are not required to be reflected on the Most Recent Balance Sheet and that are not in the aggregate material.

     2.8  Tax Matters.
          -----------

          (a) The Company has filed all Tax Returns (as defined below) that it was required to file through the Closing Date and all such Tax Returns were correct and complete in all respects. The Company has paid all Taxes (as defined below) that are shown to be due on any such Tax Returns. The accruals and reserves for Taxes set forth on the Most Recent Balance Sheet are sufficient to pay all unpaid Taxes of the Company attributable (excluding, for this purpose, any accruals or reserves for "deferred taxes" or similar items that reflect timing differences in the recognition of income or deductions for tax and financial accounting purposes) to all periods ended on or before the date of the Most Recent Balance Sheet, and all Taxes attributable to the period from and after the Balance Sheet Date and contributing through the Closing Date are attributable to the operation of the Company in the Ordinary Course of Business of the Company. The Company has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated or combined group of corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes for this Section 2.8, the Taxes attributable to a particular period shall be determined in accordance with Section 7.4 hereof. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, transfer gains, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

          (b) The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since December 31, 1993. The federal income Tax Returns of the Company have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through December 31, 1995. No examination or audit of any Tax Returns of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company and the Company Stockholders, threatened or contemplated.

          (c) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") and none of the assets of the Company are "subsection (f) assets" as defined in
Section 341(f) of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreement or any Tax indemnity agreement. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency. The Company has not ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code and has never filed Tax Returns on a combined or consolidated basis with any other Business Entity in any jurisdiction. The Company has not agreed to make, nor is it required to make, any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Company has not participated in, nor will participate in, an international boycott within the meaning of Section 999 of the Code. The Company is not a party to any agreement, contract, arrangement or plan that has resulted, or would result, separately or in the aggregate, in the payment of any excess "parachute payments" within the meaning of Section 280G of the Code.

          (d) The Company has not made an election at any time under Section 1362 of the Code to be treated as an "S corporation" as defined in Section 1361(a) of the Code.

          (e) The Company uses the cash method of accounting for all income Tax purposes.

     2.9  Assets.
          ------

          (a) The Company owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Such tangible assets, in the aggregate, are free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they presently are used.

          (b) No asset of the Company (tangible or intangible) is subject to any Security Interest.

          (c) Section 2.9(c) of the Disclosure Schedule sets forth (i) a true, correct and complete list of all items of tangible personal property, including without limitation purchased and capitalized software, owned by the Company as of the Agreement Date, or not owned by the Company but in the possession of or used in the business of the Company (the "Personal Property"), other than individual assets with a book value of less than $10,000; and (ii) a description of the owner of, and any agreement relating to the use of, each item of Personal Property not owned by the Company and the circumstances under which such Property is used. Each item of Personal Property not owned by the Company is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between the

Company and the owner or lessor thereof, the obligations of the Company to such owner or lessor will be discharged.

     2.10 Owned Real Property.  The Company does not own, nor has it ever owned,
          -------------------
any real property.

     2.11 Intellectual Property.
          ---------------------

          (a) The Company owns or has the right to use all Intellectual Property (as defined below in this Section 2.11) used in the operation of its business or necessary for the operation of its businesses as presently proposed to be conducted. Each item of Intellectual Property owned by or used in the operation of the business of the Company at any time during the period covered by the Financial Statements will be owned or available for use by the Company on identical terms and conditions immediately following the Closing. The Company has taken reasonable measures to protect the proprietary nature of each item of Intellectual Property and to maintain in confidence all trade secrets and confidential information, that it owns or uses. To the knowledge of the Company and the Company Stockholders, no other person or Business Entity has any rights to any of the Intellectual Property owned or used by the Company, and no other person or Business Entity is infringing, violating or misappropriating any of the Intellectual Property that the Company owns or uses. For purposes of this Agreement, "Intellectual Property" means all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof,
(iii) copyrights and registrations and applications for registration thereof,
(iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information,
(vi) other proprietary rights relating to any of the foregoing, and (vii) copies and tangible embodiments thereof.

          (b) None of the activities or business conducted by the Company infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property rights of any other person or Business Entity. The Company has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and to the knowledge of the Company and the Company Stockholders, there is no basis for any such complaint, claim or notice.

          (c) Section 2.11(c) of the Disclosure Schedule identifies each (i) patent or registration that has been issued to the Company with respect to any of its Intellectual Property, (ii) pending patent application or application for registration that the Company has made with respect to any of its Intellectual Property, and (iii) license or other agreement pursuant to which the Company has granted any rights to any third party with respect to any of its Intellectual Property. The Company has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and has specifically identified and made available to the Buyer correct and complete copies of all other written documentation evidencing ownership of, and any claims or disputes relating to, each such item. Except as set forth in Section 2.11(c) of the Disclosure Schedule, with respect to each item of Intellectual Property that the Company owns:

          (A) subject to such rights as have been granted by the Company under license agreements entered into in the Ordinary Course of Business of the Company, the Company possesses all right, title and interest in and to such item;

          (B) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

          (C) except in accordance with the terms of Company's standard form of software license agreement, a copy of which has previously been provided to the Buyer, the Company has not agreed to indemnify any person or Business Entity for or against any infringement, misappropriation or other conflict with respect to such item.

          (d) Section 2.11(d) of the Disclosure Schedule identifies each item of Intellectual Property used in the operation of the business of the Company at any time during the period covered by the Financial Statements, or that the Company plans to use in the future, that is owned by a party other than the Company. The Company has supplied the Buyer with correct and complete copies of all licenses, sublicenses or other agreements (as amended to date) pursuant to which the Company uses such Intellectual Property, all of which are listed on
Section 2.11(d) of the Disclosure Schedule. Except as set forth in Section 2.11(d) of the Disclosure Schedule, with respect to each such item of Intellectual Property:

          (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect;

          (ii) such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

         (iii) neither the Company nor, to the knowledge of the Company and the Company Stockholders, any other party to such license, sublicense or other agreement is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

          (iv) the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction;

           (v) the Company has not agreed to indemnify any person or Business Entity for or against any interference, infringement, misappropriation or other conflict with respect to such item; and

          (vi) no license or other fee is payable upon any transfer or assignment of such license, sublicense or other agreement.

     2.12 Real Property Leases.  Section 2.12 of the Disclosure Schedule lists
          --------------------
and describes briefly all real property leased or subleased to the Company and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 2.12 of the Disclosure Schedule. With respect to each lease and sublease listed in
Section 2.12 of the Disclosure Schedule:

          (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

          (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

          (c) neither the Company nor, to the knowledge of the Company and the Company Stockholders, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (d) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

          (e) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

          (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities;

          (g) to the knowledge of the Company and the Company Stockholders, the owner of each facility leased or subleased by the Company has good and clear record and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant or other restriction, except for recorded easements, covenants, and other restrictions that do not impair the occupancy, value or use of the property as it is being used as of the Agreement Date and as of the Closing Date; and

          (h) no construction, alteration or other leasehold improvement work with respect to the lease or sublease remains to be paid for or performed by the Company.

     2.13 Contracts.
          ---------

          (a) Section 2.13 of the Disclosure Schedule lists the following written arrangements (including without limitation written agreements) to which the Company is a party:

          (i) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $10,000 per annum;

         (ii) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services
(i) which calls for performance over a period of more than one year, (ii) which involves more than the sum of $25,000, or (iii) in which the Company has granted "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

        (iii) any written arrangement establishing a partnership or joint venture;

         (iv) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $15,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

          (v) any written arrangement concerning confidentiality, non-solicitation or non-competition (other than the Company's customary confidentiality agreements with its employees, copies of which have been provided to the Buyer);

         (vi) any written arrangement involving any of the Company Stockholders or their Affiliates (for the purposes of this Agreement, "Affiliate" shall mean
(A) in the case of an individual, the members of the immediate family (including parents, siblings and children) of (i) the individual and (ii) his or her spouse and (iii) any Business Entity that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with any of the foregoing individuals, or (B) in the case of a Business Entity, another Business Entity or a person that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with the Business Entity);

        (vii) any written arrangement under which the consequences of a default or termination could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company; and

       (viii) any other written arrangement (or group of related written arrangements) either involving more than $25,000 or not entered into in the Ordinary Course of Business of the Company.

          (b) Section 2.13 of the Disclosure Schedule accurately discloses as to each arrangement or agreement for the sale or license of products or the performance of services disclosed therein (the "Customer Contracts") (i) the project name; (ii) the customer name; (iii) whether or not the contract amount is fixed (which shall include, for purposes of this Agreement, a Customer Contract for the provision of services on a "time and materials not to exceed" basis) or may be varied based upon services performed; (iv) if the contract amount is fixed, the contract amount, or, if the contract amount is not fixed, a good faith, reasonable estimate of the contract amount; (v) if the contract amount is not fixed, the estimated contract amount most recently communicated to the customer; (vi) the work completed and total costs incurred to date thereunder; (vii) the total billings to date under such Customer Contract;
(viii) the estimated completion dates therefor; and (ix) whether or not the Company or any Company Stockholder has any reason to believe that its profit margin with respect to such Customer Contract might be less than it has customarily achieved in the past for similar contracts.

          (c) The Company has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section 2.13 of the Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect; (ii) the written arrangement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and (iii) neither the Company nor, to the knowledge of the Company and the Company Stockholders, any other party, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement. The Company is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in
Section 2.13 of the Disclosure Schedule under the terms of this Section 2.13. The Company is not restricted by any arrangement from carrying on its business anywhere in the world.

     2.14 Accounts Receivable; Customer Contracts in Progress.  All accounts
          ---------------------------------------------------
receivable of the Company reflected on (i) the Most Recent Balance Sheet (net of the applicable reserve for bad debts and sales returns shown on the Most Recent Balance Sheet) and (ii) the financial or accounting records of the Company that have arisen since December 31, 1996 (collectively, the "Accounts Receivable") are valid receivables of the Company subject to no setoffs or counterclaims and are current and collectible within 120 days after the invoice date. Section
2.14 of the Disclosure Schedule sets forth a complete list of the Accounts Receivable, including the aging thereof as of Agreement Date. As to each Customer Contract in progress as of the Agreement Date, Section 2.14 of the Disclosure Schedule sets forth as of the Agreement Date the costs incurred by the Company under such contract, the Company's reasonable estimate of the costs to complete each such contract, the revenues received by the Company under such contract, and the Company's reasonable estimate of the revenues to be received through completion of such contract.

     2.15 Powers of Attorney.  There are no outstanding powers of attorney
          ------------------
executed on behalf of the Company.

     2.16 Insurance.  Section 2.16 of the Disclosure Schedule sets forth the
          ---------
following information with respect to each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three years:

          (a) the name of the insurer, the name of the policyholder and the name of each covered insured;

          (b) the policy number and the period of coverage;

          (c) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (d) a description of any retroactive premium adjustments or other loss-sharing arrangements.

Except as set forth in Section 2.16 of the Disclosure Schedule, (i) each such insurance policy is enforceable and in full force and effect; (ii) such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; (iii) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and (iv) the Company has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. Section 2.16 of the Disclosure
Schedule identifies all claims asserted by the Company pursuant to any insurance policy since January 1, 1993 and describes the nature and status of each such claim. The Company has not incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. The Company is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged.

     2.17 Litigation.  Except as identified and described in Section 2.17 of the
          ----------
Disclosure Schedule, (a) there is no action, suit, proceeding or investigation to which the Company is a party (either as a plaintiff or defendant) pending or, to the knowledge of the Company and the Company Stockholders, threatened before any court, Governmental Entity or arbitrator, and to the knowledge of the Company and the Company Stockholders, there is no basis for any such action, suit, proceeding or investigation; (b) neither the Company nor, to the knowledge of the Company and the Company Stockholders, any officer, director or employee of the Company has been permanently or temporarily enjoined by any order, judgment or decree of any court or Governmental Entity from engaging in or continuing to conduct the business of the Company; and (c) no order, judgment or decree of any court or Governmental Entity exists that enjoins or requires the Company to take any action of any kind with respect to its business, assets or properties. None of the actions, suits, proceedings or investigations set forth in Section 2.17 of the Disclosure Schedule, individually or collectively, could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company.

     2.18 Product and Service Warranties.  No product or service manufactured,
          ------------------------------
sold, leased or delivered by the Company is subject to any guaranty, warranty, right of return or other indemnity other than (a) the Company's applicable standard terms and conditions of sale or lease that are set forth in Section
2.18 of the Disclosure Schedule and (b) manufacturers' pass-through warranties.
Section 2.18 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company in fulfilling its obligations under its guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements. To the knowledge of the Company and the Company Stockholders, such expenses should not significantly increase as a percentage of sales in the future.

     2.19 Employees and Subcontractors.
          ----------------------------

          (a) Section 2.19(a) of the Disclosure Schedule contains a list of (i) all employees of the Company (the "Employees"), along with the position, date of hire, annual rate of compensation (or, with respect to Employees compensated on an hourly or per diem basis, the hourly or per diem rate of compensation) and estimated or target annual incentive compensation of each such Employee, (ii) all employment contracts or agreements relating to employment which are not terminable by the Company without penalty upon less than 30 days notice, and
(iii) all Employees who have executed confidentiality, non-competition or non-solicitation agreements. None of the Employees are a party to any collective bargaining agreement. The Company has not experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes and no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to the Employees.

          (b) Section 2.19(b) of the Disclosure Schedule sets forth (i) a list of all subcontractors currently performing services or under contract to perform future services for the Company and (ii) the start date, type of services to be provided, estimated completion date and hourly or per diem pay rate of such subcontractors.

          (c) To the knowledge of the Company and the Company Stockholders, no key employee or group of employees employed by the Company has any plans to terminate employment with the Company.

     2.20 Employee Benefits.
          -----------------

          (a) Section 2.20(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below in this Section 2.20(a)) maintained, or contributed to, by the Company, or any ERISA Affiliate (as defined below in this Section 2.20(a)). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the
Code), any of which at any time after December 31, 1989 included the Company. Complete and accurate copies of (i) all Employee Benefit Plans that have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last five plan years for each Employee Benefit Plan, and (v) all qualification letters issued by the Internal Revenue Service with respect to every Employee Benefit Plan that is intended to qualify under Section 401(k) of the Code, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in accordance with its terms, and each of the Company and the ERISA Affiliates has met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company and all Employee Benefit Plans are in compliance in form and operation with the currently applicable provisions of ERISA, the Code and other applicable federal and state laws and the regulations thereunder. Each Employee Benefit Plan that is intended to qualify under Section 401(k) of the Code is so qualified. Nothing has occurred that might cause a loss of such qualification and no loss of qualification has been threatened.

          (b) There are no inquiries or investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan.

          (c) Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code, Part 3 of Subtitle B of Title I or ERISA, or Title IV of ERISA. Except as set forth in Section 2.20(c) of the Disclosure Schedule, at no time has the Company or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA). No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any of its Affiliates or any ERISA Affiliate that would subject the Company or any ERISA Affiliate to any fine, penalty, tax or liability of any kind imposed under ERISA or the Code. No prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred. No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan and any Employee Benefit Plan may be terminated without liability to the Company or the Buyer, except for benefits accrued through the date of termination. No former employees participate in any welfare benefit plans listed in Section 2.20(a) of the Disclosure Schedule. No Employee Benefit Plan includes in its assets any securities issued by the Company. No Employee Benefit Plan has been subject to tax under Section 511 of the Code.

          (d) Section 2.20(d) of the Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     2.21 Environmental Matters.
          ---------------------

          (a) The Company has complied in all material respects with all applicable Environmental Laws (as defined below in this Section 2.21(a)). There is no pending or, to the knowledge of the Company and the Company Stockholders, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers;
(vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used in this
Section 2.21, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

          (b) There have been no releases of any Materials of Environmental Concern (as defined below in this Section 2.21(b)) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company. With respect to any such releases of Materials of Environmental Concern, the Company has given all required notices to Governmental Entities (copies of which have been provided to the Buyer). The Company is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

          (c) Set forth in Section 2.21(c) of the Disclosure Schedule is a list of all environmental reports, investigations and audits (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) issued or conducted during the past five years relating to premises currently or previously owned or operated by the Company. Complete and accurate copies of any such report, or the results of any such investigation or audit, have been provided to the Buyer.

          (d) The Company is not aware of any material environmental liability of the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by the Company.

     2.22 Legal Compliance.  The Company and the conduct and operations of its
          ----------------
business are and have been in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity that (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Company or its business.

     2.23 Permits.  Section 2.23 of the Disclosure Schedule sets forth a list of
          -------
all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its
business as presently conducted or as proposed to be conducted.   Each such
Permit is in full force and effect and, to the knowledge of the Company and the Company Stockholders, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Except as set forth in Section 2.23 of the Disclosure Schedule, each such Permit will continue in full force and effect following the Closing.

     2.24 Certain Business Relationships With Affiliates.   No Company
          ----------------------------------------------
Stockholder or any Affiliate of any Company Stockholder (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, (c) is a party to any contract or other arrangement, written or verbal, with the Company, or (d) owes any money to the Company or is owed any money by the Company (the agreements, arrangements and relationships described in this sentence are hereinafter referred to as "Related Party Transactions"). Section 2.24 of the Disclosure Schedule summarizes any Related Party Transactions.

     2.25 Books and Records.  The minute books and other similar records of the
          -----------------
Company contain true and complete records of all actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting.
The books and records of the Company accurately reflect the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices.

     2.26 Customers and Suppliers.  No unfilled customer order or commitment
          -----------------------
obligating the Company to process, manufacture, license or deliver products or perform services will, upon completion of the entire order or commitment, result in a loss to the Company. No material supplier of the Company has indicated within the past year that it will stop, or decrease the rate of, supplying materials, products or services to them and no material customer of the Company has indicated within the past year that it will stop, or decrease the rate of, buying materials, products or services from them. Section 2.26 of the Disclosure Schedule identifies (a) all customers of the Company during the last two full fiscal years, the amount of revenues accounted for by such customer during each such period, and the responsible account principal in charge of the customer engagement and (b) each supplier that is the sole supplier of any significant product, component or service used by the Company. Except as set forth in Section 2.26 of the Disclosure Schedule, the Company has good customer relations and none of the customers of the Company has notified the Company that it intends to discontinue its relationship with the Company.

     2.27 Prepayments, Prebilled Invoices and Deposits.
          --------------------------------------------

          (a) Section 2.27(a) of the Disclosure Schedule sets forth (i) all prepayments, prebilled invoices and deposits that have been received by the Company as of the Agreement Date from customers for products to be shipped, or services to be performed, after the Closing Date, and (ii) with respect to each such prepayment, prebilled invoice or deposit, (A) the party and contract credited, (B) the date received or invoiced, (C) the products and/or services to be delivered, and (D) the conditions for the return of such prepayment, prebilled invoice or deposit. All such prepayments, prebilled invoices and deposits are properly accrued for on the Most Recent Balance Sheet in accordance with GAAP applied on a consistent basis with the past practice of the Company.

          (b) Section 2.27(b) of the Disclosure Schedule sets forth (i) all prepayments, prebilled invoices and deposits that have been made or paid by the Company as of the Agreement Date for products to be purchased, services to be performed or other benefits to be received after the Closing Date, and (ii) with respect to each such prepayment, prebilled invoice or deposit, (A) the party to whom such prepayment, prebilled invoice or deposit was made or paid, (B) the date made or paid, (C) the products and/or services to be delivered, and (D) the conditions for the return of such prepayment, prebilled invoice or deposit. All such prepayments, prebilled invoices and deposits are properly accrued for on the Most Recent Balance Sheet in accordance with GAAP applied on a consistent basis with the past practices of the Company.

     2.28 Banking Facilities.  Section 2.28 of the Disclosure Schedule
          ------------------
identifies:

          (a) Each bank, savings and loan or similar financial institution in which the Company has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company thereat; and

          (b) The names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) or each such person with respect thereto.

     2.29 Brokers' Fees.  Neither the Company nor any of the Company
          -------------
Stockholders has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     2.30 Disclosure.  No representation or warranty by the Company or any of
          ----------
the Company Stockholders contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Company or the Company Stockholders pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company and the Company Stockholders have disclosed to the Buyer all material information relating to the business of the Company or the transactions contemplated by this Agreement.


                                  ARTICLE III

                     FURTHER REPRESENTATIONS AND WARRANTIES
                          OF THE COMPANY STOCKHOLDERS

     Each Company Stockholder severally represents and warrants to the Buyer as follows:

     3.1  Ownership of Stock; Authority.
          -----------------------------

          (a) He or she has good and marketable title, free and clear of any and all Security Interests, to all of the Company Shares listed on Schedule I as
                                                               -------- -
being owned by him or her. He or she has the full right, power and authority to transfer, convey and sell to the Buyer at the Closing the Company Shares to be sold by him or her and, upon consummation of the purchase contemplated hereby, the Buyer will acquire from him or her good and marketable title to such Company Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

          (b) He or she has all requisite power and authority to execute and deliver the Fundamental Agreements and to perform his or her obligations under the Fundamental Agreements. The Fundamental Agreements have each been (or in the case of the Escrow Agreement, shall be when delivered) duly and validly executed and delivered by him or her, and each constitutes (or, in the case of the Escrow Agreement, shall constitute) a valid and binding obligation of him or her, enforceable against him or her in accordance with its terms.

          (c) Neither the execution and delivery of any or all of the Fundamental Agreements by him or her, nor the consummation by him or her of the transactions contemplated thereby, will (i) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or require any notice, consent or waiver under, any instrument, contract, agreement or arrangement to which he or she is a party or by which he or she is bound, (ii) result in the imposition of any Security Interest upon the Company Shares owned by him or her, or (iii) violate any order, writ, injunction or decree applicable to him or her or to the Company Shares.

     3.2  Investment Representations.  To the extent the Contingent
          --------------------------
Consideration is paid, in part, in shares of Buyer Common Stock (the "Buyer Shares"):

          (a) He or she will be acquiring the Buyer Shares to be issued to him or her for his or her own account for investment only, and not with a view to, or for sale in connection with, any distribution of such Buyer Shares in violation of the Securities Act or any rule or regulation under the Securities Act.

          (b) He or she has had adequate opportunity to obtain from representatives of the Buyer such information, in addition to the representations set forth in the Agreement, as is necessary to evaluate the merits and risks of his or her investment in the Buyer.

          (c) He or she has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Buyer Shares which may be issued to him or her and to make an informed investment decision with respect to such investment.

          (d) He or she understands that the Buyer Shares, if and when issued, will not have been registered under the Securities Act and will be "restricted securities" within the meaning of Rule 144 under the Securities Act; and the Buyer Shares will not be eligible to be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

          (e) A legend substantially in the following form will be placed on the certificate representing any Buyer Shares which may be issued to him or her:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to each Company Stockholder as follows:

     4.1  Organization.  The Buyer is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of Delaware.

     4.2  Authorization of Transaction.  The Buyer has all requisite power and
          ----------------------------
authority to execute and deliver the Fundamental Agreements and to perform its obligations under the Fundamental Agreements. The execution and delivery of the Fundamental Agreements by the Buyer and the performance of the Fundamental Agreements and the consummation of the transactions contemplated thereby by the Buyer have been (or, in the case of the Escrow Agreement, shall be when delivered) duly and validly authorized by all necessary corporate action on the part of the Buyer. The Fundamental Agreements have been (or, in the case of the Escrow Agreement, shall be when delivered) duly and validly executed and delivered by the Buyer and constitute valid and binding obligations of the Buyer, enforceable against it in accordance with their terms.

     4.3  Noncontravention.  Subject to compliance with the applicable
          ----------------
requirements of the Securities Act and any applicable state securities laws, the execution and delivery of the Fundamental Agreements by the Buyer and the consummation by the Buyer of the transactions contemplated thereby will not (a) conflict with or violate any provision of the charter or By-laws of the Buyer,
(b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer is a party or by which the Buyer is bound or to which any of its assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

     4.4  Reports and Financial Statements.  The Buyer has previously furnished
          --------------------------------
to each of the Company Stockholders complete and accurate copies, as amended or supplemented, of the Buyer's (a) Registration Statement on Form S-3 (File No. 333-14923) and (b) all reports filed by the Buyer with the United States Securities and Exchange Commission (the "SEC") under Section 13 or 15 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") since December 31, 1995 (such materials, together with any amendments or supplements thereto, are collectively referred to herein as the "Buyer Reports"). As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

     4.5  Investment Representation.  The Buyer is acquiring the Company Shares
          -------------------------
from each Company Stockholder for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the agreements contemplated herein, the Buyer has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

     4.6  Brokers' Fees.   Except as to fees or commissions payable by the Buyer
          -------------
to Cowen & Company, the Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     4.7  Disclosure.  No representation or warranty by the Buyer contained in
          ----------
this Agreement, and no statement contained in the any document, certificate or other instrument delivered to or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE V

                                   COVENANTS

     From and after the Agreement Date and until (i) the Closing Date (as to Sections 5.1 through 5.11 inclusive), (ii) the date specified in the respective Section (as to Sections 5.12, 5.13, 5.14, 5.15, 5.17, 5.18 and 5.19); or (iii)
the sixth anniversary of the Closing Date (as to Section 5.16):

     5.1  Conduct of Business .  The Company shall carry on its business
          --------------------
diligently and substantially in the same manner as before the Agreement Date and shall not make or institute any unusual or new methods of manufacture, purchase, sale, shipment or delivery, lease, management, accounting or operation, except as agreed to in writing by the Buyer. All of the property of the Company shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

     5.2  Absence of Material Changes .  Without the prior written consent of
          ----------------------------
the Buyer, the Company shall not:

          (a) take any action to amend its charter documents or bylaws;

          (b) issue any stock, bonds or other corporate securities or grant any option or issue any warrant to purchase or subscribe for any of such securities or issue any securities convertible into such securities;

          (c) incur any obligation or liability (absolute or contingent), except current liabilities incurred and obligations under contracts entered into in the Ordinary Course of Business of the Company;

          (d) declare or make any payment or distribution to its stockholders with respect to its stock or purchase or redeem any shares of its capital stock;

          (e) mortgage, pledge, or subject to any lien, charge or any other encumbrance any of its assets or properties;

          (f) sell, assign, or transfer any of its assets, except in the Ordinary Course of Business of the Company;

          (g) cancel any debts or claims, except in the Ordinary Course of Business of the Company;

          (h) merge or consolidate with or into any Business Entity;

          (i) make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees;

          (j) make any election or give any consent under the Code or the tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due;

          (k) waive any rights of material value;

          (l) modify, amend, alter or terminate any of its executory contracts of a material value or which are material in amount;

          (m) take or permit any act or omission constituting a breach or default under any contract, indenture or agreement by which it or its properties are bound;

          (n) fail to (i) preserve the possession and control of its assets and business, (ii) keep in faithful service its present officers and key employees, and (iii) preserve the goodwill of its consumers, suppliers, agents, brokers and others having business relations with it;

          (o) fail to operate its business and maintain its books, accounts and records in the customary manner and in the Ordinary Course of Business of the Company and maintain in good repair its business premises, fixtures, machinery, furniture and equipment;

          (p) enter into any lease, contract, agreement or understanding, other than in the Ordinary Course of Business of the Company;

          (q) incur any capital expenditure in excess of $10,000 in an instance or $50,000 in the aggregate;

          (r) engage any new employee for a salary in excess of $100,000 per annum;

          (s) materially alter the terms, status or funding condition of any Employee Benefit Plan; or

          (t) commit or agree to do any of the foregoing in the future.

     5.3  Delivery of Interim Financial Statements .  Prior to the Closing Date,
          -----------------------------------------
the Company shall deliver to the Buyer an unaudited balance sheet of the Company and related statements of income, shareholders' equity, retained earnings and cash flows for the month ended January 31, 1997 and as of February 13, 1997, and as promptly as possible following the last day of each month after the Agreement Date until the Closing Date, and in any event within 20 days after the end of each such month, the Company Stockholders shall deliver to the Buyer the balance sheet of the Company and the related statements of income, shareholders' equity, retained earnings and cash flows for the one-month period then ended, all certified by the chief financial officer of the Company to the effect that such interim financial statements are prepared in accordance with GAAP and fairly present the financial condition of the

Company as of the date thereof and for the period covered thereby (collectively, the "Interim Financial Statements").

     5.4  Communications with Customers and Suppliers .
          --------------------------------------------

          (a) Unless instructed otherwise by the Buyer in writing, the Company will continue to accept customer orders in the Ordinary Course of Business of the Company for all products and services offered by the Company, whether expected to be shipped before or after the Closing Date.

          (b) The Parties will cooperate in communications with the Company's suppliers and customers in connection with the transfer of the Company Shares to the Buyer on the Closing Date.

     5.5  Compliance with Laws .  The Company will comply with all laws and
          ---------------------
regulations that are applicable to it or to the conduct of its business and will perform and comply with all contracts, commitments and obligations by which it is bound.

     5.6  Continued Truth of Representations and Warranties .  Neither the
          --------------------------------------------------
Company Stockholders nor the Company will take any actions that would result in any of the representations or warranties set forth in Articles II and III above being untrue.

     5.7  Continuing Obligation to Inform .  From time to time prior to the
          --------------------------------
Closing, the Company Stockholders will deliver or cause to be delivered to the Buyer supplemental information concerning events subsequent to the Agreement Date that would render any statement, representation or warranty in this Agreement or any information contained in any Schedule attached hereto inaccurate or incomplete at any time after the Agreement Date until the Closing Date; provided, that such supplemental information shall not constitute an amendment of any statement, representation or warranty in this Agreement or any Schedule, Exhibit or document furnished pursuant hereto.

     5.8  Exclusive Dealing.   Neither the Company Stockholders nor the Company
          -----------------
will, directly or indirectly, through any officer, director, agent or otherwise,
(a) solicit, initiate or encourage submission of proposals or offers from any person or Business Entity relating to an acquisition or purchase of all or any material portion of the assets of or an equity interest in the Company or any merger, consolidation or business combination with the Company, or (b) participate in any discussions or negotiations regarding, or furnish to any other person or Business Entity, any non-public information with respect to or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Company Stockholders and the Company shall promptly notify the Buyer of any such proposal or offer, or any inquiry or contact with respect thereto received by the Company or any of the Company Stockholders.

     5.9  Reports, Taxes.   The Company will duly and timely file all reports or
          --------------
returns required to be filed with federal, state, local and foreign authorities and will promptly pay all federal, state, local and foreign Taxes, assessments and governmental charges levied or assessed upon them or any of their properties (unless contesting such in good faith and adequate provision has been made therefor).

     5.10 Best Efforts to Obtain Satisfaction of Conditions.   The Parties shall
          -------------------------------------------------
use their best efforts, to the extent commercially reasonable, to obtain the satisfaction of the conditions specified in this Agreement.

     5.11 Full Access.  The Company shall permit representatives of the Buyer to
          -----------
have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company. The officers and management of the Company shall cooperate fully with the Buyer's representatives and agents and shall make themselves available to the extent necessary to complete the due diligence process and the Closing. The Company shall, at the request of the Buyer, introduce the Buyer to the Company's principal suppliers, customers and employees to facilitate discussions between such persons and the Buyer in regard to the conduct of the business of the Company following the Closing.

     5.12 Non-Competition.
          ---------------

          (a) For a period of three years after the Closing Date, no Company Stockholder or any Affiliate of any Company Stockholder shall, except as an officer or employee of the Company or the Buyer (i) develop, manufacture, perform, market, sell or deliver any product or service that competes with any existing or proposed product manufactured or service provided by the Company on or prior to the Closing Date, or (ii) engage in any business competitive with the business of the Company as conducted on the Agreement Date or on the Closing Date, in the United States or any other country in which the Company conducted its business during the three years prior to the Closing Date; provided, however, that nothing in this Section 5.12(a) shall prohibit any spouse or other immediate family member of a Company Stockholder from being employed by, or acting as a consultant to, a business competitive with the business of the Company.

          (b) The Parties agree that the duration and geographic scope of the non-competition provision set forth in this Section 5.12 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

          (c) The Company Stockholders agree that damages are an inadequate remedy for any breach of this Section 5.12 or Section 5.13 below and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this Section 5.12 or Section 5.13 below. The agreements of the Company Stockholders set forth in this Section 5.12 and Section 5.13 below are in addition to, and in no way in limitation of, their respective agreements set forth in Section 6.1 of the Employment Agreements entered into between each of them and the Company on the Agreement Date (in the forms set forth in Exhibits
                                                                      --------
B.1, B.2 and B.3, respectively, to this Agreement).
---  ---     ---

     5.13 Solicitation and Hiring.  For a period of three years after the
          -----------------------
Closing Date, no Company Stockholder shall, and each of them shall cause his respective Affiliates not to, either directly or indirectly as a stockholder, investor, partner, director, officer, employee or otherwise, (a) solicit or attempt to induce any person employed by the Company on the Agreement Date or any time thereafter to terminate his or her employment with the Company or the Buyer or any Affiliate of the Buyer or (b) hire or attempt to hire any person employed by the Company on the Agreement Date or any time thereafter.

     5.14 Stock Options.  The Buyer shall grant to certain employees of the
          -------------
Company options to purchase an aggregate of 200,000 shares of Buyer Common Stock (the "Stock Options") at such times, in such amounts and with such vesting as is customary for similarly situated employees of the Buyer. Such Stock Options shall have an exercise price equal to the closing price of the Buyer Common Stock on the Nasdaq National Market on the date of grant.

     5.15  Accounts Receivable.  The Buyer shall use commercially reasonable
           -------------------
efforts to cause the Company, from and after the Closing, to collect the Accounts Receivable. Any amounts received by the Buyer as a result of the collection of any Account Receivable shall be (in order of priority) (i) first, retained by the Buyer to repay the Buyer Loan, (ii) second, retained by the Buyer and applied against total liabilities of the Company existing as of the Closing Date (other than liabilities evidencing Taxes payable as a result of the change in the method of accounting by the Company resulting from the transactions contemplated by this Agreement ("Deferred Taxes Payable")), and 50% of the Deferred Taxes Payable (in each case, to the extent such amounts have not been previously recovered by the Buyer pursuant to Section 1.8(f) of this Agreement), and (iii) third, the balance, if any, paid to the Stockholders' Representative, for the benefit of the Company Stockholders. With respect to any Account Receivable, the proceeds of which would be paid to the Stockholders' Representative pursuant to clause (iii) in the preceding sentence, the Buyer shall not agree to receive any amount in satisfaction of an Account Receivable if such amount is less than the full amount of the Account Receivable without the consent of the Stockholders' Representative, which consent shall not be unreasonably withheld.

     5.16 Tax Refund.  The Buyer shall use commercially reasonable efforts, at
          ----------
the Company Stockholders' direction and expense, to pursue from the Canadian taxing authorities a refund to the Buyer for withholding Taxes paid in the period prior to the Closing Date (a "Tax Refund"). In the event that the Buyer receives a Tax Refund, the Buyer shall deliver such refund to the Stockholders' Representative, for the benefit of the Company Stockholders. The Buyer shall retain from the Tax Refund any amounts necessary to pay (a) all expenses incurred by the Buyer in connection with the Tax Refund, and (b) any income or other Taxes due as a result of the Tax Refund.

     5.17 Information.  From and after the Closing and continuing until the
          -----------
third anniversary thereof, the Buyer shall send to the Company Stockholders copies of such information as is generally provided to stockholders of the Buyer, including without limitation annual reports and proxy statements, as and when such information is provided by the Buyer to its stockholders.

     5.18 Employee Non-Solicitation and Confidentiality and Retention
          -----------------------------------------------------------
Agreements. The Company and the Company Stockholder shall use their best efforts to obtain as soon as practicable from each of the Company's employees identified on Schedule 5.18 attached hereto, an executed Non-Solicitation and Confidentiality Agreement in the form attached hereto as Exhibit E (the "Non-
                                                         ----------
Solicitation and Confidentiality Agreement") and a Retention Agreement in the form attached hereto as Exhibit H (the "Retention Agreement"). As consideration
                        ---------
for the Non-Solicitation and Confidentiality Agreement and the Retention Agreement, the Buyer shall pay retention payments to such employees in the amounts and on the terms set forth in the Retention Agreement; provided, however, that no such employee shall be entitled to any such payment unless and until he or she has executed and delivered to the Buyer a Non-Solicitation and Confidentiality Agreement and a Retention Agreement.

     5.19 Employee Agreements.  The Company Stockholders shall use their best
          -------------------
efforts to cause each of the Company's employees to execute a Non-Solicitation and Confidentiality Agreement within 10 days of the date of this Agreement.

                                   ARTICLE VI

                             CONDITIONS TO CLOSING

     6.1  Conditions to Obligations of the Buyer.  The obligation of the Buyer
          --------------------------------------
to consummate the transactions to be performed by the Buyer in connection with the Closing is subject to the satisfaction, or waiver by the Buyer, of the following conditions:

          (a) the Company Stockholders shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, necessary to consummate the transactions contemplated hereby;

          (b) the representations and warranties of the Company Stockholders set forth in Articles II and III above shall have been true and correct in all material respects when made on the Agreement Date and shall be true and correct in all material respects as of the Closing Date as if made as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date;

          (c) each of the Company and the Company Stockholders shall have performed or complied with their agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

          (d) no action, suit or proceeding shall be pending or threatened by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Company to own, operate or control any of its assets or operations, and no such judgment, order, decree, stipulation or injunction shall be in effect;

          (e) the Company Stockholders shall have delivered to the Buyer a certificate (except for clause (d) above, without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) through (d) of this Section 6.1 is satisfied in all respects;

          (f) on the Agreement Date, each of the Company Stockholders shall have executed and delivered to the Buyer an employment agreement in the form attached hereto as Exhibit B.1, B.2 or B.3 (as applicable) and such employment agreements
          ------- ---  ---    ---
shall be in full force and effect on the Closing Date in accordance with their respective terms;

          (g) the Buyer shall have received from Bingham, Dana & Gould LLP an opinion in the form attached hereto as Exhibit C, addressed to the Buyer and
                                       ------- -
dated as of the Closing Date;

          (h) on the Agreement Date, each of the Company Stockholders shall have executed and delivered to the Buyer a Registration Rights Agreement in the form attached hereto as Exhibit D and such Agreement shall be in full force and
                   ------- -
effect on the Closing Date in accordance with its terms;

          (i) the Company Stockholders shall have executed and delivered to the Buyer an Escrow Agreement in the form attached hereto as Exhibit A and such
                                                         ---------
Agreement shall be in full force and effect on the Closing Date in accordance with its terms;

          (j) the Buyer shall have received the resignations, effective as of the Closing Date, of each director of the Company;

          (k) the Company Stockholders shall have delivered to the Buyer a certificate of the Secretary of State of the Commonwealth of Massachusetts as of the Closing Date as to the legal existence and good standing of the Company in Massachusetts as of the Closing Date;

          (l) the Company Stockholders shall have delivered to the Buyer a certificate of the treasurer of the Company certifying as to the payment of taxes in Massachusetts;

          (m) the Company Stockholders shall have delivered to the Buyer certificates of the Secretary of the Company attesting to the incumbency of the Company's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents of the Company;

          (n) the Company Stockholders shall have delivered to the Buyer certificates of appropriate governmental officials in each state or country in which the Company is required to qualify to do business as a foreign corporation as to the qualification and corporate and tax good standing of the Company in each such jurisdiction;

          (o) the Buyer shall have received an estoppel certificate from each lessor from whom the Company leases real property, in each case consenting to the transactions contemplated under this Agreement and representing that there are no outstanding claims against the Company under such lease except for claims for rent not yet due and payable; and

          (p) all actions to be taken by the Company and the Company Stockholders in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer.

     6.2  Conditions to Obligations of the Company Stockholders.  The
          -----------------------------------------------------
obligations of the Company Stockholders to consummate the transactions to be performed by them in connection with the Closing are subject to the satisfaction, or waiver by the Stockholders' Representative, of the following conditions:

          (a) the representations and warranties of the Buyer as set forth in
Article IV above shall have been true and correct in all material respects when made on the Agreement Date and shall be true and correct in all material respects as of the Closing Date as if made as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date;

          (b) the Buyer shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

          (c) the Company Stockholders shall have received from Hale and Dorr LLP an opinion in the form attached hereto as Exhibit F, addressed to the
                                              ------- -
Company Stockholders and dated as of the Closing Date;

          (d) on the Agreement Date, the Buyer shall have executed and delivered to each of the Company Stockholders an employment agreement in the form attached hereto as Exhibit B.1, B.2 or B.3 (as applicable) and such employment agreements
          ------- ---  ---    ---
shall be in full force and effect on the Closing Date in accordance with their respective terms;

          (e) on the Agreement Date, the Buyer shall have executed and delivered to each of the Company Stockholders a Registration Rights Agreement in the form attached hereto as Exhibit D and such Agreement shall be in full force and
                   ------- -
effect on the Closing Date in accordance with its terms;

          (f) the Buyer shall have executed and delivered to each of the Company Stockholders an Escrow Agreement in the form attached hereto as Exhibit A and
                                                                ---------
such Agreement shall be in full force and effect on the Closing Date in accordance with its terms;

          (g) the Buyer shall have executed a Waiver and Termination Agreement in the form attached hereto as Exhibit G, waiving the payment due to
                               ------- -

COBA-M.I.D., Inc. upon the consummation of the transactions contemplated hereby pursuant to the Sale and Purchase Agreement dated August 6, 1993 by and between COBA-M.I.D., Inc. and the Company (the "Sale and Purchase Agreement"), and terminating the provision for such payment; and

          (h) all actions to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Stockholders' Representative.

                                  ARTICLE VII

                                INDEMNIFICATION

     7.1  Indemnification.
          ---------------

          (a) Indemnification by the Company Stockholders.  The Company
              -------------------------------------------
Stockholders, jointly and severally, shall indemnify the Buyer and the Company in respect of, and hold such Parties harmless against, any and all claims, debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, known or unknown, due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by such Parties or any Affiliate thereof ("Damages"):

          (i) resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company or the Company Stockholders contained in this Agreement or in the Certificate delivered pursuant to Section 6.1(i);

         (ii) resulting from or relating to any failure of any Company Stockholder to have good, valid and marketable title to the issued and outstanding Company Shares held by such Company Stockholder, free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever;

        (iii) resulting from or relating to Taxes attributable to any and all periods of time, or portions thereof, ending on or before the Closing Date, allocated in accordance with Section 7.4 below;

         (iv) resulting from or relating to any claim by a stockholder or former stockholder of the Company, or any other person or Business Entity, seeking to assert, or based upon: (A) ownership or rights to ownership of any shares of stock of the Company; (B) any rights of a stockholder (other than the right to receive the Buyer Shares pursuant to this Agreement), including any option, preemptive rights or rights to notice or to vote; or (C) any rights under the Articles of Organization or By-laws of the Company; or

          (v) resulting from or relating to any goods sold or services rendered by the Company through the Closing Date, including without limitation, customer claims and customer warranty claims in respect of such pre-Closing goods and services ("Customer Claims"), regardless of when asserted.

          (b) Indemnification by the Buyer.  The Buyer shall indemnify the
              ----------------------------
Company Stockholders in respect of, and hold the Company Stockholders harmless against, any and all Damages incurred or suffered by the Company Stockholders resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Buyer contained in this Agreement.

          (c) Notwithstanding the provisions of Section 7.1(a), the indemnification obligations of each Company Stockholder shall be several and not joint with respect to any claims for indemnification arising under Section 3.1(a) or 7.1(a)(ii), or out of any breach of any representation or warranty contained in Section 3.1(a), except for any such claims arising under Section 3.1(a) or 7.1(a)(ii) as a result of any adverse claim by one of the Company Stockholders.


     7.2  Method of Asserting Claims.
          --------------------------

          (a) All claims for indemnification by an Indemnified Person pursuant to this Article VII shall be made in accordance with the provisions of this
Section 7.2 and the Escrow Agreement.

          (b) A party entitled to indemnification under this Article VII (the "Indemnified Person") shall give prompt written notification to the Party obligated to provide such indemnification (the "Indemnifying Person") of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VII may be sought; provided, however, that no delay on the part of the Indemnified Person in notifying the Indemnifying Person shall relieve the Indemnifying Person from any liability or obligation under this Article VII except to the extent of any damage or liability caused by or arising out of such delay. Within 20 days after delivery of such notification, the Indemnifying Person may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided (i) the Indemnifying Person acknowledges in writing to the Indemnified Person that the Indemnifying Person shall indemnify the Indemnified Person with respect to all elements of such action, suit or proceeding and any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding, (ii) the third party seeks monetary damages only, and (iii) an adverse resolution of the third party's claim would not have a material adverse effect on the goodwill or the reputation of the Indemnified Person or the business, operations or future conduct of the Indemnified Person. If the Indemnifying Person does not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at its own expense; provided, that if the Indemnifying Person assumes control of such defense and the Indemnified Person reasonably concludes that the Indemnifying Person and the Indemnified Person have conflic ting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. Except as provided in Section 7.2(c) below, an Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnifying Person, which shall not be unreasonably withheld or delayed. The Indemnifying Person shall not agree to any settlement or the entry of a judgment in any action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld (it being understood that it is reasonable to withhold such consent if, among other things, the settlement or the entry of a judgment (A) lacks a complete release of the Indemnified Person for all liability with respect thereto or (B) imposes any liability or obligation on the Indemnified Person).

          (c) If a third party asserts that an Indemnified Person is liable to such third party for a monetary or other obligation that may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to this Article VII, and such Indemnified Person reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Person shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Person,
(ii) such Indemnified Person may make a claim for indemnification pursuant to this Article VII, and (iii) such Indemnified Person shall be reimbursed for any such Damages for which it is entitled to indemnification pursuant to this
Article VII.

     7.3  Survival and Limitation.
          -----------------------

          (a) Unless otherwise specified in this Section 7.3 or elsewhere in this Agreement, all provisions of this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue forever in full force and effect in accordance with their terms.

          (b) The representations and warranties of the Company Stockholders set forth in Articles II and III above and the indemnification obligations set forth in this Article VII:

          (i) shall survive the Closing and the consummation of the transactions contemplated hereby and continue until (and terminate upon) the first anniversary of the Closing Date, except for the representations and warranties set forth in Section 2.8 and Article III above and the indemnification obligations relating to the foregoing provisions (including without limitation the indemnification obligations set forth in Section 7.1(c)), which shall continue until (and terminate upon) the sixth anniversary of the Closing Date; and

         (ii) shall not be affected by any examination made for or on behalf of the Buyer or the knowledge of any of the Buyer's officers, directors, stockholders, employees or agents.

          (c) The date on which any particular representation, warranty or indemnification obligation of each of the Company Stockholders terminates shall be referred to herein and in the Escrow Agreement as the "Termination Date." If a notice of a claim is given in accordance with the notice provisions of this Agreement or the Escrow Agreement before the Termination Date, then (notwithstanding the occurrence of the Termination Date) the representation, warranty or indemnification obligation applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

          (d) The representations and warranties of the Buyer set forth in
Article IV above (i) shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue until the first anniversary of the Closing Date and (ii) shall not be affected by any examination made for or on behalf of the Company Stockholders or the knowledge of any of the Company Stockholders.

          (e) Notwithstanding anything to the contrary herein, (i) in no event shall the liability of a Company Stockholder for Damages under this Article VII resulting from a breach of the representations and warranties set forth in
Article II hereof (other than Damages resulting from a breach of the representations set forth in Section 2.8, for which there shall be no limit) exceed his or her pro rata share of the Base Purchase Price plus his or her pro rata share of any Contingent Consideration paid to date at the time of resolution of the claim under this Article VII, (ii) in no event shall the aggregate liability of the Buyer for Damages under this
Article VII resulting from a breach of the representations and warranties set forth in Article IV hereof exceed the amount of the Base Purchase Price plus any Contingent Consideration paid to date at the time of resolution of the claim under this Article VII, (iii) the Company Stockholders shall not be liable under this Article VII unless and until the aggregate Damages to the Buyer exceed $75,000 (at which point the Company Stockholders shall become liable for the aggregate Damages, and not just amounts in excess of $75,000), and (iv) the Buyer shall not be liable under this Article VII unless and until the aggregate Damages to the Company Stockholders exceed $75,000 (at which point the Buyer shall become liable for the aggregate Damages, and not just amounts in excess of $75,000). Except with respect to claims based on fraud, the rights of the Parties under this Article VII shall be the exclusive remedy of the Parties with respect to matters covered by this Article VII.

          (f) The Company Stockholders shall make all payments with respect to their indemnification obligations hereunder by cash, certified or bank check or wire transfer of immediately available funds to an account designated by the Buyer. The Buyer shall have the right, at its option, to seek all or any portion of such payments pursuant to the terms of the Escrow Agreement. The Buyer shall make all payments with respect to its indemnification obligations hereunder by cash, certified or bank check or wire transfer of immediately available funds to an account designated by the Stockholders' Representative.

     7.4  Allocation of Tax Liabilities.  For purposes of determining the amount
          -----------------------------
of Damages attributable to any Taxes, the following rules relating to the allocation of Taxes shall apply:

          (a) In the event that the Company is permitted but not required under applicable foreign, state or local Tax laws to treat the Closing Date as the last day of a taxable period, the Parties shall treat such day as the last day of a taxable period.

          (b) Any Taxes for a taxable period beginning before the Closing Date and ending after the Closing Date with respect to the Company shall be apportioned for purposes of Sections 2.8 and 7.1 based on the actual operations of the Company during the portion of such period ending on the Closing Date and the portion of such period beginning on the day following the Closing Date, and each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period).

          (c) The amount of any Taxes attributable to periods (or portions thereof, determined in accordance with subsection (b) hereof) ending on or before the Closing Date shall be determined without regard to the amount of any losses, deductions or credits carried back to such periods from periods (or portions thereof, determined in accordance with subsection (b) hereof) beginning after the Closing Date.


                                  ARTICLE VIII

                                  TERMINATION

     8.1  Termination of Agreement.  The Parties may terminate this Agreement
          ------------------------
prior to the Closing Date only as provided below:

          (a) the Parties may terminate this Agreement by mutual written consent;

          (b) the Buyer may terminate this Agreement by giving written notice to the Company and the Company Stockholders in the event the Company or the Company Stockholders are in breach, and the Company or the Company Stockholders may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in breach, of any material representation, warranty, or covenant contained in this Agreement, and such breach is not remedied within 10 days of delivery of written notice thereof;

          (c) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before February 28, 1997, by reason of the failure of any condition precedent under Section 6.1 above (unless the failure results primarily from a breach by the Buyer of any representation, warranty or covenant contained in this Agreement); and

          (d) the Company or the Company Stockholders may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before February 28, 1997 by reason of the failure of any condition precedent under Section 6.2 above (unless the failure results primarily from a breach by the Company or the Company Stockholders of any representation, warranty or covenant contained in this Agreement).

     8.2  Effect of Termination.  If any Party terminates this Agreement
          ---------------------
pursuant to Section 8.1 above, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement).

                                   ARTICLE IX

                                  DEFINITIONS

          For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

Defined Term                                      Section
------------                                      -------

Accountants                                       1.8(c)
Accounts Receivable                               2.14
Affiliate                                         2.13(a)(vi)
Agreement Date                                    Introduction
Audited Financial Statements                      2.5
Balance Sheet Date                                2.5
Base Purchase Price                               1.5
Business Entity                                   2.4
Buyer                                             Introduction
Buyer Common Stock                                1.5
Buyer Loan                                        1.8(b)
Buyer Reports                                     4.4
Buyer Shares                                      3.2
Buyer's Adjustment Amount                         1.8(f)
CERCLA                                            2.21(a)
Certificate                                       1.4(c)
Closing                                           1.1
Closing Balance Sheet                             1.8(a)
Closing Date                                      1.3
Company Stockholders' Adjustment Amount           1.8(g)
 COBA Canada                                      2.4
Code                                              2.8(c)
Company                                           Introduction
Company Shares                                    Preliminary
                                                   Statement
Company Stockholders                              Introduction
Contingent Consideration                          1.5
Customer Claims                                   7.1(e)
Customer Contracts                                2.14(b)
Damages                                           7.1
Deferred Taxes Payable                            5.15
Disclosure Schedule                               Article II
Dispute Notice                                    1.8(c)
Employees                                         2.19
Employee Benefit Plan                             2.20(a)

Environmental Law                                 2.21(a)
ERISA                                             2.20(a)
ERISA Affiliate                                   2.20(a)
Escrow Agreement                                  1.4(e)
Escrow Amount                                     1.8(f)
Escrow Cash Payment                               1.5
Exchange Act                                      4.4
Financial Statements                              2.5
Fundamental Agreements                            2.1(b)
GAAP                                              1.8(a)
Governmental Entity                               2.3
Indemnified Person                                7.2(b)
Indemnifying Person                               7.2(b)
Initial Cash Payment                              1.5
Intellectual Property                             2.11(a)
Interim Financial Statements                      5.3
Materials of Environmental Concern                2.21(b)
Most Recent Balance Sheet                         2.5
Net Asset Value                                   1.8(b)
Net Book Value Adjustment                         1.8(b)
Non-Solicitation and Confidentiality Agreement    5.18
Ordinary Course of Business                       2.7
Parties                                           Introduction
Permitted Distribution                            1.8(b)
Permits                                           2.23
Personal Property                                 2.9(c)
Related Party Transactions                        2.24
Retention Agreement                               5.18
SEC                                               4.4
Securities Act                                    2.2
Security Interest                                 2.3
Stockholders' Representative                      1.9(a)
Subsidiary                                        2.4
Tax Returns                                       2.8(a)
Taxes                                             2.8(a)
Tax Refund                                        5.16
Termination Date                                  7.3

                                   ARTICLE X

                               GENERAL PROVISIONS

          10.1  Press Releases and Announcements.  No Party shall issue any
                --------------------------------
press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

          10.2  No Third Party Beneficiaries.  This Agreement shall not confer
                ----------------------------
any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

          10.3  Entire Agreement.  The Fundamental Agreements and the exhibits
                ----------------
and schedules attached thereto, together with two certain Confidential Disclosure Agreements, each dated August 26, 1996, by and between the Buyer and the Company, constitute the entire agreement among the Parties and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter of the Fundamental Agreements.

          10.4  Succession and Assignment.  This Agreement shall be binding upon
                -------------------------
and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, provided that the Buyer may assign its rights, interests and/or obligations under this Agreement to an Affiliate of the Buyer by notice to the Company and the Company Stockholders.

          10.5  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          10.6  Headings.  The section headings contained in this Agreement are
                --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          10.7  Notices.  All notices, requests, demands, claims and other
                -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company:                 Copy to:
------------------                 --------

C.M. Management Systems            Bingham, Dana & Gould LLP
 Ltd. Inc.                         150 Federal Street
150 Federal Street                 Boston, Massachusetts 02110
14th Floor                         Attn: James C. Stokes, Esq.
Boston, MA 02110

If to the Company Stockholders:    Copy to:
-------------------------------    --------

Company Stockholders               Bingham, Dana & Gould LLP
c/o Mark R. Bruneau                150 Federal Street
C.M. Management                    Boston, Massachusetts  02110
 Systems Ltd. Inc.                 Attn:  James C. Stokes, Esq.
150 Federal Street
14th Floor
Boston, MA 02110

If to the Buyer:                   Copy to:
----------------                   --------

Renaissance Solutions, Inc.        Hale and Dorr LLP
Lincoln North                      60 State Street
55 Old Bedford Road                Boston, MA 02109
Lincoln, MA  01773                 Attn: Hal J. Leibowitz, Esq.
Attn: George A. McMillan


Any Party may give any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          10.8  Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

          10.9  Amendments and Waivers.  The Parties may mutually amend any
                ----------------------
provision of this Agreement at any time by a written instrument signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          10.10  Severability.  Any term or provision of this Agreement that is
                 ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          10.11  Expenses.  Except as set forth in the Escrow Agreement and
                 --------
Section 1.8 above, each of the Buyer and the Company Stockholders shall bear its or their own costs and expenses (including fees and expenses of their respective legal, accounting and financial advisors) incurred in connection with this Agreement and the transactions contemplated hereby. The Company Stockholders agree prior to Closing to pay the Company's costs and expenses (including, without limitation, the fees and expenses of its legal, accounting and financial advisors) incurred in connection with this Agreement and the transactions contemplated hereby, except that the Company Stockholders shall not be responsible for any fees payable to KPMG Peat Marwick in connection with the preparation of the Audited Financial Statements.

          10.12  Specific Performance.  Each of the Parties acknowledges and
                 --------------------
agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

          10.13  Construction.  The language used in this Agreement shall be
                 ------------
deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

          10.14  Incorporation of Exhibits and Schedules.  The Exhibits and
                 ---------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                     [Signatures are on the following page]

          IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first above written.


                                    RENAISSANCE SOLUTIONS, INC.


                                    By:  /s/ William T. Jenkins
                                       ---------------------------------------
                                    Title:  Vice President Administration
                                            and Finance

                                    C.M. MANAGEMENT SYSTEMS
                                     LTD. INC.


                                    By: /s/ Mark R. Bruneau
                                       -------------------------------------
                                    Title:  President and CEO


                                    COMPANY STOCKHOLDERS:


                                       /s/ Mark R. Bruneau
                                     ------------------------------------------
                                     Mark R. Bruneau


                                       /s/Andrew R. Belt
                                     -------------------------------------------
                                     Andrew R. Belt


                                       /s/ Frederique Bouty
                                    --------------------------------------------
                                    Frederique Bouty

                                  Schedule II
                                  -------- --

                              Contingent Payments
                              -------------------

1.   Definitions.  For purposes of this Schedule II:
     -----------                        -------- --

     (a) "Qualifying Revenues" shall mean the sum of (i) all professional fees and other income credits and revenue items attributable to consulting services provided by the Company to clients of the Company, plus (ii) 20% of the professional fees and other income credits and revenue items received by the Buyer or by any company or business acquired by the Buyer after the date of this Agreement from sales of its products and services to those customers of the Company whose names are listed on Attachment A hereto, in each case exclusive of
                                  ---------- -
reimbursable expenses, accrued for such period. Notwithstanding the foregoing, there shall be excluded from the definition of Qualifying Revenues (A) any gross income from any companies or businesses acquired after the date of this Agreement by the Company and/or its subsidiaries, and (B) any gross income from any companies or businesses acquired after the date of this Agreement by the Buyer and/or its subsidiaries (other than the Company) from any customers of the Company whose names are listed on Attachment A and who were customers or active
                                  ---------- -
prospects of such companies or businesses on or before the date of such acquisition.

     (b) "Operating Margin" shall mean Adjusted Operating Profit as a percentage of Qualifying Revenues.

     (c) "Adjusted Operating Profit" shall mean the pre-tax profits of the Company calculated in accordance with GAAP and the previous custom and practice of the Company (to the extent consistent with GAAP) before interest and other financial expenses but after excluding (i) incremental costs incurred by the Company at the request of or with the agreement of or as a result of policies pursued by the Buyer; (ii) management charges made by the Buyer; and (iii) additional expenses incurred by bringing the benefits of the employees of the Company into line with those offered by the Buyer to its employees.

     (d) "Points Ratio" shall mean, with respect to a Contingent Payment, the ratio achieved by adding together the number of Points applicable to the employees named below who are employed by the Buyer or the Company on December 31, 1997, in case of the First Contingent Payment, and on December 31, 1998, in the case of the Second Contingent Payment, and dividing the resulting total by 625 (the "Denominator"). In the event that any such employee is terminated by the Buyer other than for Cause (as defined below) or by reason of death or disability, the number of Points associated with such employee shall be subtracted from the Denominator. In the event the result of such division is greater than 1.0, the Points Ratio shall equal 1.0.


     Employee                 Points
     --------                 ------
     Mark R. Bruneau           200
     Andrew R. Belt            100
     Frederique Bouty          100
     Roger Wery                 50
     Alok Prasad                50
     John Kenney                 0
     David Allnutt               0
     Richard Reese               0
     Ford Cavallari             10
     Ann Carroll                 5
     Rolf DeVegt                25
     Lucinda Linde              15
     Pascal Aguirre             10
     Mukhils Balbale             0
     John Benchoff               6
     Phillip Bedrock             6
     Kim Greenwood              10
     Blaik Kirby                10
     Andrew Young                6
     Kristin Berg                4
     Laura Dunham                4
     Charu Gupta                 4
     Kang Lawler                 4
     John McCarthy               4
     Kathleen Schaller           4
     Jennifer VonBriesen         4
     Garrick Gauch               4
     Anneliese Marchand          4
     Simon Neale                 4
     Samuel Allore               0
     Amy Cahoon                  4
     Lisa Dickinson              2
     Steven Durkee               2
     Lisa Gilbert                2
     Carol Grady                 4
     Marcia Karr                 4
     Sandra King                 4
     Nancy Migliozzi             2
     George O'Shea               2
     Deborah Seyfert             2
     Alistair Williamson         4

     TOTAL                     675

     (e) "Change in Control" shall mean (i) the sale of all or substantially all of the assets of the Buyer to a third party or parties in a single transaction or a series of related transactions approved by the Board of Directors of the Buyer, or (ii) a merger or consolidation of the Buyer with any other entity, in a transaction approved by the Buyer's Board of Directors, other than (A) a merger or consolidation which would result in the voting securities of the Buyer outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Buyer or such surviving entity outstanding immediately after such merger or consolidation and being held immediately after the merger or consolidation by the same beneficial owners (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of the Buyer as immediately prior to the merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Buyer.

     (f) "Cause" for termination of an employee shall be deemed to exist upon
(i) a good faith finding by the Buyer of failure of the employee to perform his assigned duties for the Buyer, dishonesty, gross negligence or misconduct; (ii) the conviction of the employee of, or the entry of a pleading of guilty or nolo contendere by the employee to, any crime involving moral turpitude or any felony; (iii) the employee's habitual drunkenness, use of illegal substances or drugs or the use, possession, distribution or being under the influence of alcohol or illegal substances or drugs in the workplace (the only exception is that the employee may consume alcohol reasonably and responsibly, if he so chooses, at legitimate business events and functions where alcohol is legally available); or (iv) the breach by the employee of any terms of an employment agreement, which breach continues for 30 days subsequent to written notice from the Buyer to the employee of the breach (unless such breach is not susceptible to cure, in which case termination shall be deemed to be immediate).

     (g) "Disability" shall mean the inability of an employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated by such employee's employment. A determination of disability shall be made by a physician satisfactory to both the employee and the Buyer; provided, that if the employee and the Buyer do not agree on a physician, the employee and the Buyer shall each select a physician and such physicians together shall select a third physician, whose determination as to disability shall be binding on all parties.

     All other terms used in this Schedule II and not otherwise defined shall
                                  -------- --
have the respective meanings ascribed to them in the Stock Purchase Agreement.

2.   Contingent Payments.  The Company Stockholders shall be eligible to receive
     -------------------
two payments of Contingent Consideration, the First Contingent Payment and the Second Contingent Payment (together, the "Contingent Payments"). Such Contingent

Payments shall be paid pro rata among the Company Stockholders based on their respective percentage ownership of the Company Shares as set forth opposite their respective names in the third column of Schedule I. Such
                                                       -------- -
Contingent Payments shall be made to the Stockholders' Representative, whose receipt of the same shall be an absolute discharge of the Buyer's obligations to make such Contingent Payment to the Company Stockholders.

     (a) The First Contingent Payment.  The Company Stockholders shall be
         ----------------------------
entitled to an aggregate contingent payment in respect of the period commencing on January 1, 1997 and ending on December 31, 1997 (the "First Contingent Payment") based on the Qualifying Revenues of the Company and its subsidiaries as determined in accordance with Section 4 hereof. The aggregate First Contingent Payment, subject to adjustment as outlined in paragraphs (c) and (d) below, shall be in the range of:

          (i) $0 to $1,526,000 in cash and (at the Buyer's option) Buyer Common Stock, where Qualifying Revenues are equal to or greater than $13,000,000 but less than $13,700,000;

         (ii) $1,526,001 to $3,094,000 in cash and (at the Buyer's option) Buyer Common Stock, where Qualifying Revenues are equal to or greater than $13,700,000 but less than $14,300,000;

        (iii) $3,094,001 to $4,620,000 in cash and (at the Buyer's option) Buyer Common Stock, where Qualifying Revenues are equal to or greater than $14,300,000 but less than $15,000,000;

         (iv) $4,620,001 to $6,146,000 in cash and (at the Buyer's option) Buyer Common Stock, where Qualifying Revenues are equal to or greater than $15,000,000 but less than $15,600,000;

          (v) $6,146,001 to $7,714,000 in cash and (at the Buyer's option) Buyer Common Stock, where Qualifying Revenues are equal to or greater than $15,600,000 but less than $16,300,000;

         (vi) $7,714,001 to $9,250,000 in cash and (at the Buyer's option) Buyer Common Stock, where Qualifying Revenues are equal to or greater than $16,300,000 but less than $16,900,000; and

        (vii) $9,250,001 in cash and (at the Buyer's option) Buyer Common Stock, where Qualifying Revenues are equal to or greater than $16,900,000.

     The Company Stockholders shall not be entitled to any First Contingent Payment if Qualifying Revenues for the period commencing on January 1, 1997 and ending on December 31, 1997 are less than $13,000,000.

     Notwithstanding the foregoing, in the event that a Change in Control occurs after the Closing Date but before December 31, 1997, the Company Stockholders shall be entitled to receive at least $4,625,000 of the First Contingent Payment, all of which amount shall be payable in shares of Buyer Common Stock (or in an equivalent amount of any securities into which the Buyer Common Stock may be converted pursuant to the transaction giving rise to the Change in Control) calculated in the manner provided in Section 3 below.

     (b) The Second Contingent Payment.  The Company Stockholders shall be
         -----------------------------
entitled to an aggregate contingent payment in respect of the period commencing on January 1, 1998 and ending on December 31, 1998 (the "Second Contingent Payment") based on the Qualifying Revenues of the Company and its subsidiaries as determined in accordance with Section 4 hereof. The aggregate Second Contingent Payment, subject to adjustment as outlined in paragraphs (c) and (d) below, shall be in the range of:

          (i) $0 to $1,526,000 in cash and (at the Buyer's option) Buyer Common Stock, where Qualifying Revenues are equal to or greater than $16,900,000 but less than $17,700,000;

         (ii) $1,526,001 to $3,094,000 in cash and (at the Buyer's option) Buyer Common Stock, where Qualifying Revenues are equal to or greater than $17,700,000 but less than $18,600,000;

        (iii) $3,094,001 to $4,620,000 in cash and (at the Buyer's option) Buyer Common Stock, where Qualifying Revenues are equal to or greater than $18,600,000 but less than $19,400,000;

         (iv) $4,620,001 to $6,146,000 in cash and (at the Buyer's option) Buyer Common Stock, where Qualifying Revenues are equal to or greater than $19,400,000 but less than $20,300,000;

          (v) $6,146,001 to $7,714,000 in cash and (at the Buyer's option) Buyer Common Stock, where Qualifying Revenues are equal to or greater than $20,300,000 but less than $21,100,000;

         (vi) $7,714,001 to $9,250,000 in cash and (at the Buyer's option) Buyer Common Stock, where Qualifying Revenues are equal to or greater than $21,100,000 but less than $22,000,000; and

        (vii) $9,250,001 in cash and (at the Buyer's option) Buyer Common Stock, where Qualifying Revenues are equal to or greater than $22,000,000.

     The Company Stockholders shall not be entitled to any Second Contingent Payment if Qualifying Revenues for the period commencing on January 1, 1998 and ending on December 31, 1998 are less than $16,900,000.

     Notwithstanding the foregoing, in the event that a Change in Control occurs after the Closing Date but before December 31, 1998, the Company Stockholders shall be entitled to receive at least $4,625,000 of the Second Contingent Payment, all of which amount shall be payable in shares of Buyer Common Stock (or in an equivalent amount of any securities into which the Buyer Common Stock may be converted pursuant to the transaction giving rise to the Change in Control) calculated in the manner provided in Section 3 below.

     (c)  Interpolation of Ranges.  To determine the amount of the First and
          -----------------------
Second Contingent Payment (subject to the adjustments provided for in paragraph
(d) below), the value of actual Qualifying Revenues for the applicable calendar year shall be interpolated in the applicable range set forth in paragraphs (a) and (b) above for Qualifying Revenues (the "Revenues Range") and the Contingent Payment shall bear the same ratio to the highest possible Contingent Payment in the applicable range, as the Qualifying Revenues bear to the highest possible Qualifying Revenue in the applicable Revenues Range.

     (d) Adjustments.  Any Contingent Payments payable hereunder shall be
         -----------
subject to adjustment in the manner provided in this paragraph (d).

          (i) First, the Contingent Payment shall be interpolated in accordance with paragraph (c) above;

         (ii) Next, in the event that the Operating Margin for calendar year 1997 or 1998, as the case may be, is less than 30%, the First or Second Contingent Payment, as the case may be, after interpolation in accordance with paragraph (c) above, shall be decreased by 5% for each percentage point (or portion thereof) by which such Operating Margin is less than 30%; and

        (iii) Finally, the resulting amount shall be multiplied by the Points Ratio for such year and the product thereof shall be the aggregate amount to be paid to the Company Stockholders in respect of the First or Second Contingent Payment, as the case may be.

3.   Payment in Buyer Common Stock.  The Buyer, at its option, may elect to make
     -----------------------------
up to 50% of any Contingent Payment payable pursuant to Section 2(a) or 2(b) of this Schedule II in the form of shares of Buyer Common Stock. For this purpose
     -------- --
the value of a share of Buyer Common Stock shall equal the average closing price of the Buyer Common Stock on The Nasdaq Stock Market as quoted in The Wall Street Journal Eastern Edition during the 30-day period ending three days prior to the

Closing Date. In no event shall the cash portion of any Contingent Payment comprise less than 50% of such Contingent Payment.

4.   Method of Determining Contingent Amounts.
     ----------------------------------------

     (a) As promptly as reasonably possible following the completion of the audit of Buyer's financial statements for the year ending December 31, 1997, in the case of the First Contingent Payment, and December 31, 1998, in the case of the Second Contingent Payment (but in any event within 30 days of the completion of such audit), the Buyer shall deliver to the Stockholders' Representative its calculation of the First Contingent Payment or the Second Contingent Payment, as the case may be. Unless the Stockholders' Representative shall, in accordance with the provisions of paragraph (c) below, challenge the Buyer's determination of the First Contingent Payment or the Second Contingent Payment, as the case may be, within 30 days after the delivery of the Buyer's calculation thereof, the Buyer's determination shall be binding upon the Company Stockholders.

     (b) The Stockholders' Representative shall have the right to review the work papers of the Buyer and any accountants or auditors utilized by the Buyer in preparing its calculation of the First Contingent Payment or the Second Contingent Payment, as the case may be, for the purpose of confirming the Buyer's calculation thereof. The Stockholders' Representative shall work in good faith and cooperate with the Buyer and its accountants or auditors in the resolution of any dispute in connection with such calculation.

     (c) If the Stockholders' Representative gives written notice within 30 days after delivery of the Buyer's determination of the First Contingent Payment or the Second Contingent Payment, as the case may be, of disagreement with any of the values or amounts shown therein, specifying as to each such item, in reasonable detail, the nature and extent of such disagreement (a "Dispute Notice"), and if the Buyer and the Stockholders' Representative are unable to resolve any such disagreement within 30 days after the date of the Dispute Notice, the disagreement shall be submitted to arbitration by written notice of either party to the other within 60 days after the date of the Dispute Notice (an "Arbitration Notice") in accordance with the provisions set forth in paragraph (e) below.

     (d) If the Stockholders' Representative and the Buyer are unable to agree on any matter referred to in this Schedule II within the period(s) stated, the
                                  -------- --
matter in dispute shall be referred at the request of either the Stockholders' Representative or the Buyer for a decision to the Accountants. Within fifteen days after the referral of the matter in dispute to the Accountants, the Accountants, the Buyer and the Stockholders' Representative shall meet, at which time the Buyer and the Stockholders' Representative shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue. The Accountants shall set a date for a hearing (which shall be no later than 30 days after the submission of written proposals) to discuss each of the issues identified by the Buyer and the Stockholders' Representative. Each party shall have the right to be represented by counsel. The Accountants shall use their best efforts to rule on each disputed issue within thirty days after the completion of the hearings referred to above. All rulings of the Accountants shall be in writing and shall be delivered to the parties hereto. The Accountants shall act as an expert and not as an arbitrator and its decision shall, except in the case of manifest error, be final and binding on the parties. The fees of the Accountants shall be paid by the Company Stockholders and/or the Buyer as the Accountants may direct.

5.   Payment of Contingent Consideration.  In the event that the Company
     -----------------------------------
Stockholders become entitled to any Contingent Payments hereunder, such Contingent Payments shall be paid pro rata among the Company Stockholders based on their respective percentage ownership of the Company Shares as set forth opposite their respective names in the third column of Schedule I to the Stock
                                                       ----------
Purchase Agreement, in accordance with and subject to the provisions of Section 3 and 4 of this Schedule II, within 30 days of determination of the amount of
                -----------
such Contingent Payment.

                                                                       EXHIBIT A


                                ESCROW AGREEMENT
                                ----------------

     This Escrow Agreement (this "Agreement") is entered into as of February 13, 1997, by and among Renaissance Solutions, Inc., a Delaware corporation (the "Buyer"), Mark R. Bruneau, Andrew R. Belt and Frederique Bouty (collectively, the "Company Stockholders"), Mark R. Bruneau (the "Stockholders' Representative") and State Street Bank and Trust Company (the "Escrow Agent"). The Buyer and the Company Stockholders are sometimes referred to herein as the "Interested Parties."

     WHEREAS, the Buyer, C.M. Management Systems Ltd. Inc., a Massachusetts corporation (the "Company"), and the Company Stockholders have entered into a Stock Purchase Agreement dated as of February 13, 1997 (the "Purchase Agreement"), pursuant to which the Buyer has agreed to purchase from the Company Stockholders all of the issued and outstanding shares of capital stock of the Company; and

     WHEREAS, the Purchase Agreement provides that an escrow account will be established to secure the Company Stockholders' indemnification obligations and post-Closing adjustment obligations to the Indemnified Persons (as that term is defined in the Purchase Agreement) under the Purchase Agreement on the terms and conditions set forth herein; and

     WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.  Defined Terms.  Capitalized terms used in this Agreement and not
         -------------
otherwise defined shall have the meanings given them in the Purchase Agreement.

     2.  Consent of Company Stockholders.  Pursuant to the Purchase Agreement,
         -------------------------------
the Company Stockholders have consented to (a) the establishment of this escrow to secure the Company Stockholders' indemnification obligations under Article VII of the Purchase Agreement and the post-Closing adjustment obligations under
Section 1.8 of the Purchase Agreement in the manner set forth herein and (b) the appointment of the Stockholders' Representative as their representative for purposes of this Agreement and the taking by the Stockholders' Representative of any and all actions and the making of any decisions required or permitted to be taken or made by him under this Agreement.

     3.  Escrow and Indemnification.
         --------------------------

     (a) Escrow Account.  On the Closing Date, the Buyer shall deposit with the
         --------------
Escrow Agent, by certified or bank check or wire transfer of immediately available funds, the Escrow Cash Payment in the amount of $925,000 as specified in Section 1.5 of the Purchase Agreement. The Escrow Cash Payment shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Cash Payment and to hold the Escrow Cash Payment in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

     (b)  Investment of Escrow Property.

     (i) Investment Instruction. Upon receipt by the Escrow Agent of specific written investment instruction from the Stockholders' Representative, available uninvested cash in the Escrow Account shall be invested (and reinvested, as the case may be) from time to time by the Escrow Agent in any of the following investments (collectively, "Eligible Investments"), as specified in such instruction:

     (A) obligations issued or guaranteed by The United States of America or any agency or instrumentality thereof;

     (B) certificates of deposit of or interest bearing accounts with national banks or corporations endowed with trust powers, including the Escrow Agent, having capital and surplus in excess of $100,000,000;

     (C) commercial paper that at the time of investment is rated A-1 by Standard & Poor's Corporation or Prime-1 by Moody's Investor Service, Inc.;

     (D) repurchase agreements with any bank or corporation described in clause
(B) fully secured by obligations described in clause (A); or

     (E) State Street Bank's "Seven Seas" Money Market Deposit Account ("Seven Seas"), or the State Street Bank Insured Money Market Deposit Account ("IMMA").

     Investments pursuant to such investment instructions described above shall in all instances be subject to availability (including any time-of-day requirements). In no instance shall the Escrow Agent have any obligation to provide investment advice of any kind.

     (ii) Liquidity. The Escrow Agent shall be authorized at all times and from time to time to liquidate any investment of the Escrow Property as may be necessary to provide available cash to make any release, disbursement or payment called for under the terms of this Agreement. The Escrow Agent shall have no responsibility or liability for any losses resulting from liquidation of the Escrow Property (such as liquidation prior to maturity), nor for any delay in the availability or disbursement of any interest or other income earned from the investment of the Escrow Property due to the timing or frequency with which such interest or earnings are received by the Escrow Agent or posted to the Escrow Account.

    (iii) Earnings and Losses. Investment earnings and other income from investment of the Escrow Property (net of transaction costs) shall be deposited in the Escrow Account and shall become part of the Escrow Fund (and may be reinvested pursuant to the terms of Section 3(b)(i) above); and all losses incurred on any investment shall be debited to the Escrow Account. In no event shall the Escrow Agent have any liability under this Agreement for investment losses incurred on any investment or reinvestment. The parties hereto agree that, for tax reporting purposes, all interest or other income earned from the investment of the Escrow Property shall be allocable to the Company Stockholders in the percentages set forth opposite their respective names on Attachment A, hereto.

     (c) Indemnification and Post-Closing Adjustments.  The Company Stockholders
         --------------------------------------------
have agreed in Article VII of the Purchase Agreement to indemnify and hold harmless the Indemnified Persons from and against specified Damages. The Company Stockholders have further agreed in Section 1.8 of the Purchase Agreement to authorize the Escrow Agent to disburse all or a portion of the Escrow Cash Payment to the Buyer based on post-closing adjustments described in
Section 1.8 of the Purchase Agreement. The Escrow Account shall be security for the foregoing obligations of the Company Stockholders, subject to the limitations, and in the manner provided, in this Agreement and the Purchase Agreement.

     (d) Transferability.  The respective interests of the Company Stockholders
         ---------------
in the Escrow Cash Payment and any other property comprising the Escrow Account (collectively with the Escrow Cash Payment, the "Escrow Property") shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and the Buyer, and no such assignment or transfer shall be valid until such notice is given.

     4.  Administration of Escrow Account for Post-Closing Adjustments.  The
         -------------------------------------------------------------
Buyer and the Stockholders' Representative shall comply with Section 1.8 of the Purchase Agreement before the provisions of this Section 4 shall apply. Upon receipt by the Escrow Agent of notice (the "Adjustment Notice") from (a) the Buyer and the Stockholders' Representative, (b) only the Buyer certifying that
(i) the Buyer has not received a Dispute Notice from the Stockholders' Representative and (ii) the period for giving a Dispute Notice under Section 1.8(e) of the Purchase Agreement has expired, or (c) only the Buyer (i) certifying that the Accountants have resolved the matters set forth in any Dispute Notice delivered to the Buyers under Section 1.8(c) of the Purchase Agreement and (ii) attaching a copy of the Accountants' determination, the Escrow Agent shall promptly disburse to the Buyer Escrow Property having a Fair Market Value (as defined below) equal to the Adjustment Amount (or such lesser amount of Escrow Property as is then held in the Escrow Account), all as specified in the Adjustment Notice.

     5.  Administration of Escrow Account for Indemnification Claims.  The
         -----------------------------------------------------------
Escrow Agent shall administer the Escrow Account in connection with the indemnification provisions of Article VII of the Purchase Agreement as follows:

     (a) If an Indemnified Person has incurred or suffered Damages for which it is entitled to indemnification under Section 7.1(a) of the Purchase Agreement, the Indemnified Person shall, prior to the Termination Date with respect to a particular claim, give written notice of such claim (a "Claim Notice") to the Stockholders' Representative and the Escrow Agent. Each Claim Notice shall state the amount of claimed Damages (the "Claimed Amount") and the basis for such claim.

     (b) Claims for indemnification involving a claim or legal proceeding by a third party shall be made in accordance with the procedures set forth in Article VII of the Purchase Agreement and the provisions of this Section 5. For indemnification claims not involving any claim or legal proceeding by a third party, the procedures herein shall apply. Within 20 days after delivery of a Claim Notice the Stockholders' Representative shall provide to the Indemnified Person, with a copy to the Escrow Agent, a written response (the "Response Notice") in which the Stockholders' Representative shall: (i) agree that Escrow Property having a Fair Market Value (as computed pursuant to Section 7 below) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnified Person, (ii) agree that Escrow Property having a Fair Market Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Indemnified Person, or (iii) contest that any of the Escrow Property may be released from the Escrow Account to the Indemnified Person. The

Stockholders' Representative may contest the release of Escrow Property having a Fair Market Value equal to all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Indemnified Person is entitled to indemnification under Article VII of the Purchase Agreement. If no Response Notice is delivered by, and received by the Escrow Agent from, the Stockholders' Representative within such 20-day period, the Stockholders' Representative shall be deemed to have agreed that Escrow Property having a Fair Market Value equal to all of the Claimed Amount may be released to the Indemnified Person from the Escrow Account.

     (c) If the Stockholders' Representative in the Response Notice agrees (or is deemed to have agreed) that Escrow Property having a Fair Market Value equal to all of the Claimed Amount may be released from the Escrow Account to the Indemnified Person, the Escrow Agent shall, promptly following the earlier of the required delivery date for the Response Notice or the delivery of the Response Notice, disburse to the Indemnified Person Escrow Property having a Fair Market Value equal to the Claimed Amount (or such lesser amount of Escrow Property as is then held in the Escrow Account).

     (d) If the Stockholders' Representative in the Response Notice agrees that Escrow Property having a Fair Market Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnified Person, the Escrow Agent shall promptly following the delivery of the Response Notice disburse to the Indemnified Person Escrow Property having a Fair Market Value equal to the Agreed Amount (or such lesser amount of Escrow Property as is then held in the Escrow Account).

     (e) If the Stockholders' Representative in the Response Notice contests the release of Escrow Property having a Fair Market Value equal to all or part of the Claimed Amount (the "Contested Amount"), the Stockholders' Representative and the Indemnified Person shall attempt promptly and in good faith to agree upon the rights of the parties with respect to the Contested Amount. If the Stockholders' Representative and the Indemnified Person should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and delivered to the Escrow Agent and, if such agreement provides that all or a portion of the Contested Amount is to be paid to the Indemnified Person, the Escrow Agent shall disburse to the Indemnified Person from the Escrow Account an amount of Escrow Property having a Fair Market Value equal to the amount so agreed. If no such agreement can be reached after good faith negotiation over a period of 15 days (or such longer period as the Indemnified Person and the Stockholders' Representative may mutually agree), the matter shall be settled by binding arbitration in Boston, Massachusetts. All claims shall be settled by a single arbitrator mutually agreeable to the Indemnified Person and the Stockholders' Representative, or if they cannot agree on a single arbitrator in 15 days, by three arbitrators, in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"), as follows: If a single arbitrator has not been mutually agreed upon, the Stockholders' Representative and the Indemnified Person shall each designate one arbitrator within 45 days of the delivery of the Stockholders' Representative's Response Notice contesting the Claimed Amount. The Stockholders' Representative and the Indemnified Person shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; provided, however, that (i) failing such agreement within 75 days of delivery of the Stockholders' Representative's Response Notice, the third arbitrator shall be appointed in accordance with the AAA Rules, and (ii) if either the Stockholders' Representative or the Indemnified Person fail to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. The Company Stockholders, on the one hand, and the Indemnified Person, on the other hand, shall pay the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator (or of the sole arbitrator, in the event a single arbitrator decides the matter). The Stockholders' Representative and the Indemnified Person shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether the Indemnified Person is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Purchase Agreement and this Agreement. The final decision of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, shall be furnished to the Stockholders' Representative, the Indemnified Person and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Stockholders' Representative, the Company Stockholders, the Indemnified Person and the Escrow Agent, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award.

     (f) After delivery of a Response Notice that the Claimed Amount is contested by the Stockholder's Representative, the Escrow Agent shall continue to hold in the Escrow Account an amount of Escrow Property having a Fair Market Value sufficient to cover the Contested Amount (up to the amount of Escrow Property then available in the Escrow Account), notwithstanding the occurrence of the first anniversary of the Closing Date, until (i) delivery of a copy of a settlement agreement executed by the Indemnified Person and the Stockholders' Representative setting forth instructions to the Escrow Agent as to the release of Escrow Property, if any, that shall be made with respect to the Contested Amount or (ii) delivery of a copy of the final award of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, setting forth instructions to the Escrow Agent as to the release of Escrow Property, if any, that shall be made with respect to the Contested Amount. The Escrow Agent shall thereupon release Escrow Property from the Escrow Account (up to the amount of Escrow Property then available in the Escrow Account) in accordance with such agreement or instructions.

     (g) If, as a result of any third party claim or legal proceeding subject to the indemnification procedures set forth in the Purchase Agreement, any settlement has been entered into, or any judgment entered in favor of any third party (which is not subject to further appeal), the Indemnified Person may give notice of the resulting Damages to the Escrow Agent, together with a copy of the settlement or judgement and the Escrow Agent shall, promptly following the receipt of such notice, disburse to the Indemnified Person an amount of Escrow Property having a Fair Market Value equal to such Damages (up to the amount of Escrow Property then available in the Escrow Account).

     6.  Release of Escrow Property.
         --------------------------

     (a) Subject to the provisions of paragraph (b) below, within 15 days after the first anniversary of the Closing Date (such date, the "Release Date"), the Escrow Agent shall deliver to the Company Stockholders the Escrow Property then held in escrow, apportioned in accordance with Section 6(c) below.

     (b) Notwithstanding the foregoing, the release of the Escrow Property shall be subject to the following limitations:

     (i) if on the Release Date the Escrow Agent has not received an Adjustment Notice or a Dispute Notice and has received a notice from the Buyer indicating that adjustment matters relating to Section 1.8 of the Purchase Agreement remain unresolved (an "Adjustment Delay"), all Escrow Property shall be retained by the Escrow Agent after the Release Date;

    (ii) if on the Release Date the Escrow Agent has not received an Adjustment Notice but has received a Dispute Notice, and such dispute has not as of the Release Date been resolved in accordance with Section 1.8(c) of the Purchase Agreement, the Escrow Agent shall retain in the Escrow Account after the Release Date an amount of the Escrow Property having a Fair Market Value equal to the Net Book Value Adjustment asserted by the Buyer in connection with such dispute (the "Contested Purchase Price Amount") and release the balance of the Escrow Property, if any, to the Company Stockholders, subject to Section 6(b)(iii); and

   (iii) if on the Release Date an Indemnified Person has previously given any Claim Notices that have not then been resolved in accordance with Section 5 above, the Escrow Agent shall retain in the Escrow Account after the Release Date an amount of Escrow Property having a Fair Market Value equal to the aggregate Claimed Amount covered by all such Claim Notices that have not then been resolved (provided that Section 6(b)(i) does not otherwise apply, in which case Section 6(b)(i) shall govern).

     Any Escrow Property so retained in escrow shall be disbursed in accordance with the terms of the resolution of such claims.

     (c) Any distribution of all or a portion of the Escrow Property to the Company Stockholders shall be made in accordance with the percentages set forth opposite such holders' respective names on Attachment A hereto; provided,
                                           ---------- -
however, that the Escrow Agent shall deduct from any portion of the Escrow Property to be distributed to any Company Stockholder, and shall distribute to the other Company Stockholders, the other Company Stockholders' pro rata portion of any amounts previously disbursed to the Buyer hereunder as the result of the satisfaction of any liability for which such Company Stockholder was severally and not jointly liable to the Buyer. Distributions to the Company Stockholders shall be made by mailing a check to such holders at their respective addresses shown on Attachment A (or such other address as may be provided in writing to
         ---------- -
the Escrow Agent by any such holder).

     7.  Valuation of Escrow Property.  For purposes of this Agreement, the Fair
         ----------------------------
Market Value of all cash held in the Escrow Account shall be the face amount thereof. The Fair Market Value of all other Escrow Property, if any, shall be determined by the mutual agreement of the Buyer and the Stockholders' Representative which shall be reduced to a writing signed by both of them and delivered to the Escrow Agent.

     8.  Fees and Expenses of the Escrow Agent.  The Buyer and, on behalf of the
         -------------------------------------
Company Stockholders, the Stockholders' Representative hereby agree, jointly and severally, to pay to the Escrow Agent its fees and expenses in accepting and performing its appointment as escrow agent hereunder. As between themselves, the Buyer, on the one hand, and the Company Stockholders, on the other hand, hereby agree that each shall pay (a) one-half of the fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder and (b) one-half of any fees and expenses of counsel reasonably incurred by the Escrow Agent in the performance of its duties hereunder. In releasing any amounts hereunder, the Escrow Agent may deduct therefrom and pay to itself the amount of any outstanding fees and expenses payable to it pursuant to the terms of this Agreement.

     9.  General Terms and Standards Regarding the Escrow Agent.
         ------------------------------------------------------

     Notwithstanding any terms of this Agreement to the contrary, each term of this Agreement, including without limitation each of the stated duties and responsibilities of the Escrow Agent set forth herein, shall be subject to the following terms and conditions:

     (a) The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth in this Agreement (and the duty to exercise reasonable care in the physical safekeeping of any property held in escrow hereunder), and no implied duties, responsibilities or obligations shall be read into this Agreement against the Escrow Agent. Without limiting the generality of the foregoing, the Escrow Agent shall have no duty to take action to preserve or exercise rights in any property held by it hereunder (including, without limitation, against prior parties or otherwise).

     (b) The Escrow Agent shall not be subject to, bound by, charged with notice of or be required to comply with or interpret any agreement or document (including without limitation the Purchase Agreement) between or among the Interested Parties (whether or not reference to any such other agreement or documents expressed herein) other than this Agreement.

     (c) The Escrow Agent shall in no instance be under any duty to give any property held by it hereunder any greater degree of care than it gives its own similar property. The Escrow Agent shall not be required to invest any funds held hereunder (except as expressly provided for herein), and shall not be obligated to pay interest on uninvested funds. All amounts received by the Escrow Agent (and any credits to the Escrow Account) shall be conditional upon collection (and actual receipt by the Escrow Agent of final payment). In no event shall the Escrow Agent have any obligation to advance funds.

     (d) The Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction, statement, request, waiver, order, judgment, certification, consent, receipt or other paper or document furnished to it (not only as to genuineness, but also as to its due execution and validity, the genuineness of signatures appearing thereon and as to the truth and accuracy of any information therein contained), which it in good faith believes to be genuine and signed or presented by the proper person.

     (e) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it or any of its directors, officers or employees, or for any mistake of fact or law, or for anything which it, or any of its directors, officers or employees, may do or refrain from doing in connection with or in the administration of this Agreement, unless and except to the extent the same constitutes gross negligence, bad faith or wilful misconduct on the part of the Escrow Agent. In no event shall the Escrow Agent be liable for any indirect, punitive, special or consequential damages, or any amount in excess of the value of the Escrow Property (as of the date of the action or omission giving rise to liability).

     (f) The Escrow Agent may consult with, and obtain advice from, legal counsel (including, without limitation, in-house counsel) with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action reasonably taken, suffered or omitted by the Escrow Agent in good faith in accordance with the opinion and directions of such counsel.

     (g) The Escrow Agent shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer charged with responsibility for administering this Agreement or unless in writing received by the Escrow Agent and making specific reference to this Agreement.

     (h) No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds, or to take any legal or other action hereunder which might in its judgment involve it in, or require it to incur in connection with the performance of its duties hereunder, any expense or any financial liability unless it shall be furnished with indemnification acceptable to it.

     (i) Any permissive right of the Escrow Agent to take any action hereunder shall not be construed as duty.

     (j) All indemnifications contained in this Agreement shall survive the resignation or removal of the Escrow Agent, and shall survive the termination of this Agreement.

     (k) The Escrow Agent is not responsible for the recitals appearing in this Agreement. The recitals shall be deemed to be statements of the Interested Parties to this Agreement.

     (l) The Escrow Agent has no responsibility for the sufficiency of this Agreement for any purpose. Without limiting the foregoing, if any security interest is referred to herein, the Escrow Agent shall have no responsibility for, and makes no representation or warranty as to, the creation, attachment or perfection of any such security interest or the sufficiency of this Agreement therefor.

     (m) Nothing in this Agreement shall obligate the Escrow Agent to qualify to do business or act in any jurisdiction in which it is not presently qualified to do business, or be deemed to impose upon the Escrow Agent the duties of a trustee. The duties of the Escrow Agent under this Agreement are strictly ministerial in nature.

     (n) In no event shall the Escrow Agent have any liability for any failure or inability of any of the Interested Parties to perform or observe his or its duties under the Agreement, or by reason of a breach of this Agreement by either of the Interested Parties. In no event shall the Escrow Agent be obligated to take any action against any of the Interested Parties to compel performance hereunder.

     (o) The Escrow Agent shall in no instance be obligated to commence, prosecute or defend any legal proceedings in connection herewith. The Escrow Agent shall be authorized and entitled, however, in any instance to commence, prosecute or defend any legal proceedings in connection herewith, including without limitation any proceeding it may deem necessary to resolve any matter or dispute, to obtain a necessary declaration of rights, or to appoint a successor upon resignation (and after failure by the Interested Parties to appoint a successor, as provided in Section 14).

     (p) Whenever the terms hereof call for any notice, payment or other action on a day which is not a business day, such payment or action may be taken, or such notice given, as the case may be, on the next succeeding business day. As used herein, "business day" shall mean any day other than a Saturday or Sunday, or any other day on which the Escrow Agent is closed for business.

     (q) In the event of any ambiguity or uncertainty under this Agreement, or in any notice, instruction, or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its reasonable discretion, refrain from taking action, and may retain the Escrow Property, until and unless it receives written instruction signed by all Interested Parties, or a decision by a court of competent jurisdiction which eliminates such uncertainty or ambiguity.

     (r) If at any time the Escrow Agent is served with any judicial or administrative order, judgement, decree, writ or other form of judicial administrative process which in any way relates to or affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel reasonably deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgement, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity notwithstanding that though such order, judgment, decree, writ or process may be subsequently modified, annulled, set aside, vacated, found to have been without proper jurisdiction, or otherwise determined to have been without legal force or effect.

     (s) The Escrow Agent shall have no liability for the actions or omissions of any transfer agent, book-entry depository, nominee, correspondent, subagent or subcustodian, except to the extent that such action or omission of any transfer agent, book-entry depository, nominee, correspondent, subagent or subcustodian was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

     10.  Indemnification.
          ---------------

     (a)  General.  Each of the Buyer and the Company Stockholders, jointly and
          -------
severally, hereby covenants and agrees to indemnify the Escrow Agent for, and to defend and hold harmless the Escrow Agent from and against, any and every loss, liability, damage, claim, cost and expense of any nature incurred or suffered by the Escrow Agent and arising out of or in connection with this Agreement or the administration of this Agreement or the performance or observance by the Escrow Agent of its responsibilities or services under this Agreement (including but not limited to attorneys fees and other costs and expenses of defending or preparing to defend against any claim or liability), unless and except to the extent such loss, liability, damage, cost or expense shall be caused by the Escrow Agent's own wilful misconduct, bad faith or gross negligence.

     (b)  Tax-Related.  Each of the Buyer and the Company Stockholders, jointly
          -----------
and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrow Property under this Agreement, and, without limiting the generality of Section 10(a) above, hereby agree to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. The Buyer and the Stockholders' Representative undertake to instruct the Escrow Agent in writing with respect to any actions that may be required by the

Internal Revenue Code as to withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with this Agreement. Each of the Buyer and the Company Stockholders, jointly and severally, agrees to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties. The Interested Parties shall each promptly provide to Escrow Agent with appropriate IRS Forms W-9 for taxpayer identification number certifications, or Forms W-8 for non-resident alien certifications in connection with any payments to be made to them.

     11.  Authority of Stockholders' Representative; Successors and Assignees.
          -------------------------------------------------------------------

     (a) The Stockholders' Representative shall have full power and authority to represent the Company Stockholders, and their successors, with respect to all matters arising under this Agreement and all actions taken by the Stockholders' Representative hereunder shall be binding upon the Company Stockholders, and their successors, as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Stockholders' Representative shall have full power and authority to interpret all of the terms and provisions of this Agreement and the Purchase Agreement, to compromise any claims asserted hereunder or thereunder and to authorize payments to be made with respect thereto, on behalf of the Company Stockholders and their successors.

     (b) In the event that the Stockholders' Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, Company Stockholders holding, prior to the Closing, a majority of the Company Shares as set forth on Schedule I attached to the Purchase Agreement shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Stockholders' Representative for all purposes of this Agreement. Any successor Stockholders' Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Stockholders' Representative, and the term "Stockholders' Representative" as used herein shall be deemed to include any successor Stockholders' Representative.

     12.  Termination.  This Agreement shall terminate upon the later of the
          -----------
first anniversary of the Closing Date or the distribution by the Escrow Agent of all of the

Escrow Account in accordance with this Agreement; provided, that the provisions of Sections 9 and 10 above shall survive such termination.

     13.  Notices.  All notices, requests, demands, claims and other
          -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     If to the Buyer:                           Copy to:
     ---------------                            -------

     Renaissance Solutions, Inc.                Hale and Dorr LLP
     Lincoln North                              60 State Street
     55 Old Bedford Road                        Boston, MA  02109
     Lincoln, MA 01773                          Attn:  Hal J. Leibowitz, Esq.
     Attn:  President

     If to the Stockholders' Representative:    Copy to:
     --------------------------------------     -------

     Mark R. Bruneau                            Bingham, Dana & Gould LLP
     c/o C.M. Management                        150 Federal Street
         Systems Ltd. Inc.                      Boston, MA  02110
     14th Floor 150 Federal Street               Attn:  James C. Stokes, Esq.
     Boston, MA 02110

     If to the Escrow Agent:
     ----------------------

     State Street Bank and
      Trust Company
     Corporate Trust Department
     2 International Place
     4th Floor
     Boston, MA  02110

     Any party may give any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth. Copies of any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy given to the Escrow Agent by either party, shall be delivered to the other party as soon thereafter as practicable.

     14.  Successor Escrow Agent.  In the event the Escrow Agent becomes
          ----------------------
unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Agreement, not less than 60 days prior to the date when such resignation shall take effect. The Buyer may appoint a successor Escrow Agent without the consent of the Stockholders' Representative so long as such successor is a bank with assets of at least $100 million, and may appoint any other successor Escrow Agent with the consent of the Stockholders' Representative, which shall not be unreasonably withheld. If, within such notice period, the Buyer provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Property then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Property to such designated successor. If no successor is so appointed, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

     15.  General.
          -------

     (a) Governing Law, Assigns.  This Agreement shall be governed by and
         ----------------------
construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

     (b) Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (c) Entire Agreement.  Except for the provisions of the Purchase Agreement
         ----------------
referenced herein, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

     (d) Waivers.  No waiver by any party hereto of any condition or of any
         -------
breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

     (e) Amendment.  This Agreement may be amended only with the written consent
         ---------
of the Buyer, the Escrow Agent and the Stockholders' Representative.


                     [Signatures are on the following page]

     IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first above written.

     RENAISSANCE SOLUTIONS, INC.


                              By:________________________________


                              STATE STREET BANK AND TRUST COMPANY


                              By:________________________________



                              ___________________________________
                              Mark R. Bruneau


                              COMPANY STOCKHOLDERS:


                              ___________________________________
                              Mark R. Bruneau


                              ___________________________________
                              Andrew R. Belt


                              ___________________________________
                              Frederique Bouty

                                  ATTACHMENT A
                                  ------------



Company Stockholder                                Percentage
-------------------                                ----------


Mark R. Bruneau                                        60%
c/o C.M. Management Systems Ltd. Inc.
150 Federal Street
14th Floor
Boston, MA 02110


Andrew R. Belt                                         25%
c/o C.M. Management Systems Ltd. Inc.
150 Federal Street
14th Floor
Boston, MA 02110

Frederique Bouty                                       15%
c/o C.M. Management Systems Ltd. Inc.
150 Federal Street
14th Floor
Boston, MA 02110

                                                                     Exhibit B-1
                                                                     -----------
                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement ("Agreement"), made this 13th day of February 1997, is entered into by and between Renaissance Solutions, Inc., a Delaware corporation with its principal place of business at Lincoln North, 55 Old Bedford Road, Lincoln, MA 01773 (the "Company"), and Mark R. Bruneau, residing at ____________________ (the "Employee").

     Whereas, on February 13, 1997, the Company, C.M. Consulting Systems Ltd., Inc., a Massachusetts corporation ("COBA"), the Employee, as a stockholder of COBA, and the other stockholders of COBA entered into a Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which the Company has agreed to acquire all of the outstanding capital stock of COBA; and

     Whereas, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the Company desires to employ the Employee, and the Employee desires to be employed by the Company.

     Now, therefore, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1.  Term of Employment.  The Company hereby agrees to employ the Employee,
         ------------------
and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the Closing Date, as such term is defined in the Purchase Agreement (the "Commencement Date"), and ending on the fourth anniversary of the Commencement Date, unless sooner terminated in accordance with the provisions of Section 4 (such period, as it may be extended, the "Employment Period").

     2.  Title; Capacity.  The Employee shall serve initially in such position
         ---------------
as the Employee and the Company shall, promptly following the Closing Date, determine, or in such other position as the Company or its Board of Directors (the "Board") may from time to time determine. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Board or such officer or officers of the Company designated by the Board.

     The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period; provided, however, that the Employee shall be free to
                   --------  -------
participate in board,
civic and charitable activities so long as such activities do not interfere with his duties and responsibilities to the Company hereunder. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

     3.  Compensation and Benefits.
         -------------------------

     3.1  Base Salary.  The Company shall pay the Employee, at such times as the
          -----------
Company pays its employees in general, an annual base salary of $360,000 for the one-year period commencing on the Commencement Date. Such base salary shall be subject to adjustment thereafter as determined by the Board; provided, however,
                                                             --------  -------
that the Board shall not decrease the base salary during the Employment Period without the prior written consent of the Employee.

     3.2  Fringe Benefits.   The Employee shall be entitled to participate in
          ----------------
all benefit programs that the Company establishes and makes available to its employees generally, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate.

     3.3  Reimbursement of Expenses.  The Company shall reimburse the Employee
          -------------------------
for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request; provided, however, that such
                                                   --------  -------
travel, entertainment and other expenses shall be subject to limitation in accordance with Company policy as in effect from time to time.

     4.  Employment Termination.  The employment of the Employee by the Company
         ----------------------
pursuant to this Agreement shall terminate upon the occurrence of any of the following:

     4.1  Expiration of the Employment Period in accordance with Section 1;

     4.2 At the election of the Company, for cause, immediately upon written notice by the Company to the Employee. For the purposes of this Section 4.2, cause for termination shall be deemed to exist upon (a) a good faith finding by the Company of continual failure of the Employee to perform his assigned duties for the Company, or dishonesty, gross negligence or willful misconduct related to the performance of the Employee's duties for the Company; (b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony; (c) Employee's habitual drunkenness, or the use, possession, distribution or being under the influence of alcohol or illegal substances or drugs in the workplace or in a manner otherwise affecting the Employee's performance of his duties for the Company (the only exception is that the Employee may consume alcohol reasonably and responsibly, if he so chooses, at legitimate business events and functions where alcohol is legally available); or (d) the material breach by the Employee of any terms of this Agreement, which breach continues for 30 days subsequent to written notice from the Company to the Employee of the breach (unless such breach is not susceptible to cure, in which case termination shall be deemed to be immediate);

     4.3 Upon the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 120 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company; provided that if
                                                             -------- ----
the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and such physicians together shall select a third physician, whose determination as to disability shall be binding on all parties; or

     4.4 At the election of the Company or the Employee, upon not less than 30 days' prior written notice of termination.

     5.  Effect of Termination.
         ---------------------

     5.1  Termination for Cause or Voluntary Termination.  In the event the
          ----------------------------------------------
Employee's employment is terminated by the Company for cause pursuant to Section 4.2, or by the Employee pursuant to Section 4.4, the Company shall pay to the Employee the compensation and benefits which would otherwise be payable to him through the last day of his actual employment by the Company.

     5.2  Termination for Death or Disability.  If the Employee's employment is
          -----------------------------------
terminated by death or because of disability pursuant to Section 4.3, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation and benefits which would otherwise be payable to the Employee through the date of his termination of employment because of death or disability.

     5.3  Termination Without Cause.  If the Employee's employment is terminated
          -------------------------
at the election of the Company pursuant to Section 4.4, the Company shall pay to the Employee the base salary and benefits payable to him under Section 3, at the times provided in Section 3, through the day immediately prior to the one-year anniversary of the date of his termination of employment.

     5.4  Survival.  The provisions of Sections 5 and 6 and the terms of the
          --------
Non-disclosure Agreement (as defined below) shall survive the termination of this Agreement.

     6.  Non-competition and Non-Solicitation
         ------------------------------------

     6.1  Non-competition.  During the Non-Competition Period (as defined below)
          ---------------
the Employee will not directly or indirectly:

     (A) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant, or in any other capacity whatsoever (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a publicly held company), develop, design, produce, market, sell or render (or assist any other person in developing, designing, producing, marketing, selling or rendering) products or services competitive with those developed, designed, produced, marketed, sold or rendered by the Company or any subsidiary of the Company (whether existing now or hereafter acquired or established) (a "Subsidiary") while the Employee was employed by the Company; provided, however,
                                                          --------  -------
          that nothing herein shall prohibit the Employee from holding up to 3% of the publicly-traded securities of any corporation; or

     (B) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company or any of its Subsidiaries which were contracted, solicited or served by the Employee while employed by the Company.

     The term Non-Competition Period means the period of time commencing on the Commencement Date and ending on (a) the first anniversary of the termination or cessation of the Employee's employment, if such termination or cessation occurs under Sections 4.1 or 4.3 or under Section 4.4 at the election of the Company, and (b) the later of (i) the fourth anniversary of the Commencement Date, and
(ii) the first anniversary of the termination or cessation of the Employee's employment, if such termination or cessation occurs under Section 4.2 or under
Section 4.4 at the election of the Employee.

     6.2  Non-solicitation.  While the Employee is employed by the Company and
          ----------------
for a period of one year after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly recruit, solicit or hire or otherwise retain the services of any employee of the Company or of any of its Subsidiaries, or induce or attempt to induce any employee of the Company or any of its Subsidiaries to terminate his/her employment with, or otherwise cease his/her relationship with, the Company or such Subsidiary.

     6.3  Interpretation.  If any restriction set forth in Sections 6.1 or 6.2
          --------------
is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     6.4  Equitable Remedies.  The restrictions contained in this Section 6 are
          ------------------
necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

     7.  Proprietary Information and Developments.  Concurrently with the
         ----------------------------------------
execution of this Agreement, the Employee shall enter into an Invention and Non-disclosure Agreement, a copy of which is attached hereto as Exhibit A (the "Non-
                                                            ------- -
disclosure Agreement").

     8.  Notices.  All notices required or permitted under this Agreement shall
         -------
be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

     9.  Pronouns.  Whenever the context may require, any pronouns used in this
         --------
Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     10.  Entire Agreement.  This Agreement, together with the Non-disclosure
          ----------------
Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     11.  Amendment.  This Agreement may be amended or modified only by a
          ---------
written instrument executed by all of the parties hereto.

     12.  Governing Law.  This Agreement shall be construed, interpreted and
          -------------
enforced in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

     13.  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of all of the parties hereto and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its respective assets or business; provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

     14.  Severability.  The invalidly or unenforceability of any provision of
          ------------
this Agreement shall not affect the validly or enforceability of any other provision of this Agreement.

     15.  Miscellaneous.
          -------------

     15.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     15.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     15.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     15.4 This Agreement shall become effective upon the Closing Date (as such term is defined in the Purchase Agreement) and shall be of no force and effect if the Purchase Agreement is terminated in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                              RENAISSANCE SOLUTIONS, INC.



                              By:________________________________
                              Name:
                              Title:




                              ___________________________________
                              Mark R. Bruneau

                                                                       Exhibit A
                                                                       ---------

                     INVENTION AND NON-DISCLOSURE AGREEMENT
                     --------------------------------------


     This Agreement is made between Renaissance Solutions, Inc., a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the "Company"), and Mark R. Bruneau (the "Employee").

     In consideration of the employment or the continued employment of the Employee by the Company, the Company and the Employee agree as follows:

1.  Proprietary Information.
    -----------------------

     (a) The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his duties as an employee of the Company) without written approval by an officer of the Company, either during or after his employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

     (b) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.


     (c) The Employee agrees that his obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

2.  Developments.
    ------------

     (a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

     (b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph 2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 2(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

     (c) The Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as his agent and attorney-in-fact to execute any such papers on his behalf, and to take any and all actions as the

Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

3.  Other Agreements.
    ----------------

     The Employee hereby represents that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to his employment with the Company, and the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

4.  United States Government Obligations.
    ------------------------------------

     The Employee acknowledges that the Company from time to time may have agreements with the other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

5.  No Employment Contract.
    ----------------------

     The Employee understands that this Agreement does not constitute a contract of employment and does not imply that his employment will continue for any period of time.

6.  Miscellaneous.
    -------------

     (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (b) This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

     (c) This Agreement will be binding upon the Employee's heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns.

     (d) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

     (e) The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

     (f) The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

     (g) This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court.

     THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.


WITNESS:                                   RENAISSANCE SOLUTIONS, INC.


Date:_______________________               By:______________________________

                                              ______________________________
                                              (print name and title)




Date:_______________________               _________________________________
                                           Mark R. Bruneau

                                                                     Exhibit B-2
                                                                     -----------
                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement ("Agreement"), made this 13th day of February 1997, is entered into by and between Renaissance Solutions, Inc., a Delaware corporation with its principal place of business at Lincoln North, 55 Old Bedford Road, Lincoln, MA 01773 (the "Company"), and Andrew R. Belt, residing at ____________________ (the "Employee").

     Whereas, on February 13, 1997, the Company, C.M. Consulting Systems Ltd., Inc., a Massachusetts corporation ("COBA"), the Employee, as a stockholder of COBA, and the other stockholders of COBA entered into a Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which the Company has agreed to acquire all of the outstanding capital stock of COBA; and

     Whereas, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the Company desires to employ the Employee, and the Employee desires to be employed by the Company.

     Now, therefore, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1.  Term of Employment.  The Company hereby agrees to employ the Employee,
         ------------------
and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the Closing Date, as such term is defined in the Purchase Agreement (the "Commencement Date"), and ending on the fourth anniversary of the Commencement Date, unless sooner terminated in accordance with the provisions of Section 4 (such period, as it may be extended, the "Employment Period").

     2.  Title; Capacity.  The Employee shall serve initially in such position
         ---------------
as the Employee and the Company shall, promptly following the Closing Date, determine, or in such other position as the Company or its Board of Directors (the "Board") may from time to time determine. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Board or such officer or officers of the Company designated by the Board.

     The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period; provided, however, that the Employee shall be free to
                   --------  -------
participate in board,
civic and charitable activities so long as such activities do not interfere with his duties and responsibilities to the Company hereunder. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

     3.  Compensation and Benefits.
         -------------------------

     3.1  Base Salary.  The Company shall pay the Employee, at such times as the
          -----------
Company pays its employees in general, an annual base salary of $250,000 for the one-year period commencing on the Commencement Date. Such base salary shall be subject to adjustment thereafter as determined by the Board; provided, however,
                                                             --------  -------
that the Board shall not decrease the base salary during the Employment Period without the prior written consent of the Employee.

     3.2  Fringe Benefits.   The Employee shall be entitled to participate in
          ----------------
all benefit programs that the Company establishes and makes available to its employees generally, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate.

     3.3  Reimbursement of Expenses.  The Company shall reimburse the Employee
          -------------------------
for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request; provided, however, that such
                                                   --------  -------
travel, entertainment and other expenses shall be subject to limitation in accordance with Company policy as in effect from time to time.

     4.  Employment Termination.  The employment of the Employee by the Company
         ----------------------
pursuant to this Agreement shall terminate upon the occurrence of any of the following:

     4.1  Expiration of the Employment Period in accordance with Section 1;

     4.2 At the election of the Company, for cause, immediately upon written notice by the Company to the Employee. For the purposes of this Section 4.2, cause for termination shall be deemed to exist upon (a) a good faith finding by the Company of continual failure of the Employee to perform his assigned duties for the Company, or dishonesty, gross negligence or willful misconduct related to the performance of the Employee's duties for the Company; (b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony; (c) Employee's habitual drunkenness, or the use, possession, distribution or being under the influence of alcohol or illegal substances or drugs in the workplace or in a manner otherwise affecting the Employee's performance of his duties for the Company (the only exception is that the Employee may consume alcohol reasonably and responsibly, if he so chooses, at legitimate business events and functions where alcohol is legally available); or (d) the material breach by the Employee of any terms of this Agreement, which breach continues for 30 days subsequent to written notice from the Company to the Employee of the breach (unless such breach is not susceptible to cure, in which case termination shall be deemed to be immediate);

     4.3 Upon the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 120 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company; provided that if
                                                             -------- ----
the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and such physicians together shall select a third physician, whose determination as to disability shall be binding on all parties; or

     4.4 At the election of the Company or the Employee, upon not less than 30 days' prior written notice of termination.

     5.  Effect of Termination.
         ---------------------

     5.1  Termination for Cause or Voluntary Termination.  In the event the
          ----------------------------------------------
Employee's employment is terminated by the Company for cause pursuant to Section 4.2, or by the Employee pursuant to Section 4.4, the Company shall pay to the Employee the compensation and benefits which would otherwise be payable to him through the last day of his actual employment by the Company.

     5.2  Termination for Death or Disability.  If the Employee's employment is
          -----------------------------------
terminated by death or because of disability pursuant to Section 4.3, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation and benefits which would otherwise be payable to the Employee through the date of his termination of employment because of death or disability.

     5.3  Termination Without Cause.  If the Employee's employment is terminated
          -------------------------
at the election of the Company pursuant to Section 4.4, the Company shall pay to the Employee the base salary and benefits payable to him under Section 3, at the times provided in Section 3, through the day immediately prior to the one-year anniversary of the date of his termination of employment.

     5.4  Survival.  The provisions of Sections 5 and 6 and the terms of the
          --------
Non-disclosure Agreement (as defined below) shall survive the termination of this Agreement.

     6.  Non-competition and Non-Solicitation
         ------------------------------------

     6.1  Non-competition.  During the Non-Competition Period (as defined below)
          ---------------
the Employee will not directly or indirectly:

     (A) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant, or in any other capacity whatsoever (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a publicly held company), develop, design, produce, market, sell or render (or assist any other person in developing, designing, producing, marketing, selling or rendering) products or services competitive with those developed, designed, produced, marketed, sold or rendered by the Company or any subsidiary of the Company (whether existing now or hereafter acquired or established) (a "Subsidiary") while the Employee was employed by the Company; provided, however,
                                                          --------  -------
          that nothing herein shall prohibit the Employee from holding up to 3% of the publicly-traded securities of any corporation; or

     (B) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company or any of its Subsidiaries which were contracted, solicited or served by the Employee while employed by the Company.

     The term Non-Competition Period means the period of time commencing on the Commencement Date and ending on (a) the first anniversary of the termination or cessation of the Employee's employment, if such termination or cessation occurs under Sections 4.1 or 4.3 or under Section 4.4 at the election of the Company, and (b) the later of (i) the fourth anniversary of the Commencement Date, and
(ii) the first anniversary of the termination or cessation of the Employee's employment, if such termination or cessation occurs under Section 4.2 or under
Section 4.4 at the election of the Employee.

     6.2  Non-solicitation.  While the Employee is employed by the Company and
          ----------------
for a period of one year after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly recruit, solicit or hire or otherwise retain the services of any employee of the Company or of any of its Subsidiaries, or induce or attempt to induce any employee of the Company or any of its Subsidiaries to terminate his/her employment with, or otherwise cease his/her relationship with, the Company or such Subsidiary.

     6.3  Interpretation.  If any restriction set forth in Sections 6.1 or 6.2
          --------------
is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     6.4  Equitable Remedies.  The restrictions contained in this Section 6 are
          ------------------
necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

     7.  Proprietary Information and Developments.  Concurrently with the
         ----------------------------------------
execution of this Agreement, the Employee shall enter into an Invention and Non-disclosure Agreement, a copy of which is attached hereto as Exhibit A (the "Non-
                                                            ------- -
disclosure Agreement").

     8.  Notices.  All notices required or permitted under this Agreement shall
         -------
be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

     9.  Pronouns.  Whenever the context may require, any pronouns used in this
         --------
Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     10.  Entire Agreement.  This Agreement, together with the Non-disclosure
          ----------------
Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     11.  Amendment.  This Agreement may be amended or modified only by a
          ---------
written instrument executed by all of the parties hereto.

     12.  Governing Law.  This Agreement shall be construed, interpreted and
          -------------
enforced in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

     13.  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of all of the parties hereto and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its respective assets or business; provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

     14.  Severability.  The invalidly or unenforceability of any provision of
          ------------
this Agreement shall not affect the validly or enforceability of any other provision of this Agreement.

     15.  Miscellaneous.
          -------------

     15.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     15.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     15.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     15.4 This Agreement shall become effective upon the Closing Date (as such term is defined in the Purchase Agreement) and shall be of no force and effect if the Purchase Agreement is terminated in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                              RENAISSANCE SOLUTIONS, INC.



                              By:________________________________
                              Name:
                              Title:




                              ___________________________________
                              Andrew R. Belt

                                                                       Exhibit A
                                                                       ---------

                     INVENTION AND NON-DISCLOSURE AGREEMENT
                     --------------------------------------


     This Agreement is made between Renaissance Solutions, Inc., a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the "Company"), and Andrew R. Belt (the "Employee").

     In consideration of the employment or the continued employment of the Employee by the Company, the Company and the Employee agree as follows:

1.  Proprietary Information.
    -----------------------

     (a) The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his duties as an employee of the Company) without written approval by an officer of the Company, either during or after his employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

     (b) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.


     (c) The Employee agrees that his obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

2.  Developments.
    ------------

     (a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

     (b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph 2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 2(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

     (c) The Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as his agent and attorney-in-fact to execute any such papers on his behalf, and to take any and all actions as the

Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

3.  Other Agreements.
    ----------------

     The Employee hereby represents that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to his employment with the Company, and the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

4.  United States Government Obligations.
    ------------------------------------

     The Employee acknowledges that the Company from time to time may have agreements with the other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

5.  No Employment Contract.
    ----------------------

     The Employee understands that this Agreement does not constitute a contract of employment and does not imply that his employment will continue for any period of time.

6.  Miscellaneous.
    -------------

     (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (b) This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

     (c) This Agreement will be binding upon the Employee's heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns.

     (d) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

     (e) The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

     (f) The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

     (g) This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court.

     THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.


WITNESS:          RENAISSANCE SOLUTIONS, INC.


Date:_______________________                   By:______________________________

                                                  ______________________________
                                                   (print name and title)




Date:_______________________                   _________________________________
                                               Andrew R. Belt

                                                                     Exhibit B-3
                                                                     -----------
                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement ("Agreement"), made this 13th day of February 1997, is entered into by and between Renaissance Solutions, Inc., a Delaware corporation with its principal place of business at Lincoln North, 55 Old Bedford Road, Lincoln, MA 01773 (the "Company"), and Frederique Bouty, residing at ____________________ (the "Employee").

     Whereas, on February 13, 1997, the Company, C.M. Consulting Systems Ltd., Inc., a Massachusetts corporation ("COBA"), the Employee, as a stockholder of COBA, and the other stockholders of COBA entered into a Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which the Company has agreed to acquire all of the outstanding capital stock of COBA; and

     Whereas, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the Company desires to employ the Employee, and the Employee desires to be employed by the Company.

     Now, therefore, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1.  Term of Employment.  The Company hereby agrees to employ the Employee,
         ------------------
and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the Closing Date, as such term is defined in the Purchase Agreement (the "Commencement Date"), and ending on the fourth anniversary of the Commencement Date, unless sooner terminated in accordance with the provisions of Section 4 (such period, as it may be extended, the "Employment Period").

     2.  Title; Capacity.  The Employee shall serve initially in such position
         ---------------
as the Employee and the Company shall, promptly following the Closing Date, determine, or in such other position as the Company or its Board of Directors (the "Board") may from time to time determine. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Board or such officer or officers of the Company designated by the Board.

     The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period; provided, however, that the Employee shall be free to
                   --------  -------
participate in board,
civic and charitable activities so long as such activities do not interfere with his duties and responsibilities to the Company hereunder. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

     3.  Compensation and Benefits.
         -------------------------

     3.1  Base Salary.  The Company shall pay the Employee, at such times as the
          -----------
Company pays its employees in general, an annual base salary of $250,000 for the one-year period commencing on the Commencement Date. Such base salary shall be subject to adjustment thereafter as determined by the Board; provided, however,
                                                             --------  -------
that the Board shall not decrease the base salary during the Employment Period without the prior written consent of the Employee.

     3.2  Fringe Benefits.   The Employee shall be entitled to participate in
          ----------------
all benefit programs that the Company establishes and makes available to its employees generally, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate.

     3.3  Reimbursement of Expenses.  The Company shall reimburse the Employee
          -------------------------
for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request; provided, however, that such
                                                   --------  -------
travel, entertainment and other expenses shall be subject to limitation in accordance with Company policy as in effect from time to time.

     4.  Employment Termination.  The employment of the Employee by the Company
         ----------------------
pursuant to this Agreement shall terminate upon the occurrence of any of the following:

     4.1  Expiration of the Employment Period in accordance with Section 1;

     4.2 At the election of the Company, for cause, immediately upon written notice by the Company to the Employee. For the purposes of this Section 4.2, cause for termination shall be deemed to exist upon (a) a good faith finding by the Company of continual failure of the Employee to perform his assigned duties for the Company, or dishonesty, gross negligence or willful misconduct related to the performance of the Employee's duties for the Company; (b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony; (c) Employee's habitual drunkenness, or the use, possession, distribution or being under the influence of alcohol or illegal substances or drugs in the workplace or in a manner otherwise affecting the Employee's performance of his duties for the Company (the only exception is that the Employee may consume alcohol reasonably and responsibly, if he so chooses, at legitimate business events and functions where alcohol is legally available); or (d) the material breach by the Employee of any terms of this Agreement, which breach continues for 30 days subsequent to written notice from the Company to the Employee of the breach (unless such breach is not susceptible to cure, in which case termination shall be deemed to be immediate);

     4.3 Upon the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 120 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company; provided that if
                                                             -------- ----
the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and such physicians together shall select a third physician, whose determination as to disability shall be binding on all parties; or

     4.4 At the election of the Company or the Employee, upon not less than 30 days' prior written notice of termination.

     5.  Effect of Termination.
         ---------------------

     5.1  Termination for Cause or Voluntary Termination.  In the event the
          ----------------------------------------------
Employee's employment is terminated by the Company for cause pursuant to Section 4.2, or by the Employee pursuant to Section 4.4, the Company shall pay to the Employee the compensation and benefits which would otherwise be payable to him through the last day of his actual employment by the Company.

     5.2  Termination for Death or Disability.  If the Employee's employment is
          -----------------------------------
terminated by death or because of disability pursuant to Section 4.3, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation and benefits which would otherwise be payable to the Employee through the date of his termination of employment because of death or disability.

     5.3  Termination Without Cause.  If the Employee's employment is terminated
          -------------------------
at the election of the Company pursuant to Section 4.4, the Company shall pay to the Employee the base salary and benefits payable to him under Section 3, at the times provided in Section 3, through the day immediately prior to the one-year anniversary of the date of his termination of employment.

     5.4  Survival.  The provisions of Sections 5 and 6 and the terms of the
          --------
Non-disclosure Agreement (as defined below) shall survive the termination of this Agreement.

     6.  Non-competition and Non-Solicitation
         ------------------------------------

     6.1  Non-competition.  During the Non-Competition Period (as defined below)
          ---------------
the Employee will not directly or indirectly:

     (A) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant, or in any other capacity whatsoever (other than as the holder of not more than one percent of the combined voting power of the outstanding stock of a publicly held company), develop, design, produce, market, sell or render (or assist any other person in developing, designing, producing, marketing, selling or rendering) products or services competitive with those developed, designed, produced, marketed, sold or rendered by the Company or any subsidiary of the Company (whether existing now or hereafter acquired or established) (a "Subsidiary") while the Employee was employed by the Company; provided, however,
                                                          --------  -------
          that nothing herein shall prohibit the Employee from holding up to 3% of the publicly-traded securities of any corporation; or

     (B) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company or any of its Subsidiaries which were contracted, solicited or served by the Employee while employed by the Company.

     The term Non-Competition Period means the period of time commencing on the Commencement Date and ending on (a) the first anniversary of the termination or cessation of the Employee's employment, if such termination or cessation occurs under Sections 4.1 or 4.3 or under Section 4.4 at the election of the Company, and (b) the later of (i) the fourth anniversary of the Commencement Date, and
(ii) the first anniversary of the termination or cessation of the Employee's employment, if such termination or cessation occurs under Section 4.2 or under
Section 4.4 at the election of the Employee.

     6.2  Non-solicitation.  While the Employee is employed by the Company and
          ----------------
for a period of one year after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly recruit, solicit or hire or otherwise retain the services of any employee of the Company or of any of its Subsidiaries, or induce or attempt to induce any employee of the Company or any of its Subsidiaries to terminate his/her employment with, or otherwise cease his/her relationship with, the Company or such Subsidiary.

     6.3  Interpretation.  If any restriction set forth in Sections 6.1 or 6.2
          --------------
is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     6.4  Equitable Remedies.  The restrictions contained in this Section 6 are
          ------------------
necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

     7.  Proprietary Information and Developments.  Concurrently with the
         ----------------------------------------
execution of this Agreement, the Employee shall enter into an Invention and Non-disclosure Agreement, a copy of which is attached hereto as Exhibit A (the "Non-
                                                            ------- -
disclosure Agreement").

     8.  Notices.  All notices required or permitted under this Agreement shall
         -------
be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

     9.  Pronouns.  Whenever the context may require, any pronouns used in this
         --------
Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     10.  Entire Agreement.  This Agreement, together with the Non-disclosure
          ----------------
Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     11.  Amendment.  This Agreement may be amended or modified only by a
          ---------
written instrument executed by all of the parties hereto.

     12.  Governing Law.  This Agreement shall be construed, interpreted and
          -------------
enforced in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

     13.  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of all of the parties hereto and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its respective assets or business; provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

     14.  Severability.  The invalidly or unenforceability of any provision of
          ------------
this Agreement shall not affect the validly or enforceability of any other provision of this Agreement.

     15.  Miscellaneous.
          -------------

     15.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     15.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     15.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     15.4 This Agreement shall become effective upon the Closing Date (as such term is defined in the Purchase Agreement) and shall be of no force and effect if the Purchase Agreement is terminated in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                              RENAISSANCE SOLUTIONS, INC.



                              By:________________________________
                              Name:
                              Title:




                              ___________________________________
                              Frederique Bouty

                                                                       Exhibit A
                                                                       ---------

                     INVENTION AND NON-DISCLOSURE AGREEMENT
                     --------------------------------------


     This Agreement is made between Renaissance Solutions, Inc., a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the "Company"), and Frederique Bouty (the "Employee").

     In consideration of the employment or the continued employment of the Employee by the Company, the Company and the Employee agree as follows:

1.  Proprietary Information.
    -----------------------

     (a) The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his duties as an employee of the Company) without written approval by an officer of the Company, either during or after his employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

     (b) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.


     (c) The Employee agrees that his obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

2.  Developments.
    ------------

     (a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

     (b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph 2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 2(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

     (c) The Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as his agent and attorney-in-fact to execute any such papers on his behalf, and to take any and all actions as the

Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

3.  Other Agreements.
    ----------------

     The Employee hereby represents that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to his employment with the Company, and the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

4.  United States Government Obligations.
    ------------------------------------

     The Employee acknowledges that the Company from time to time may have agreements with the other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

5.  No Employment Contract.
    ----------------------

     The Employee understands that this Agreement does not constitute a contract of employment and does not imply that his employment will continue for any period of time.

6.  Miscellaneous.
    -------------

     (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (b) This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

     (c) This Agreement will be binding upon the Employee's heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns.

     (d) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

     (e) The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

     (f) The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

     (g) This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court.

     THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.


WITNESS:                        RENAISSANCE SOLUTIONS, INC.


Date:_______________________    By:______________________________

                                   ______________________________
                                   (print name and title)




Date:_______________________    _________________________________
                                Frederique Bouty

                                                                       EXHIBIT C


                       BINGHAM, DANA & GOULD LETTERHEAD



                               February 13, 1997


Renaissance Solutions, Inc.
55 Old Bedford Road
Lincoln, MA 01773

Ladies and Gentlemen:

     We have acted as special counsel to (i) C.M. Management Systems Ltd., Inc., a Massachusetts corporation (the "Company"), and (ii) Mark R. Bruneau, Andrew Belt and Frederique Bouty (the "Company Stockholders") in connection with the
                                --------------------
proposed acquisition by Renaissance Solutions, Inc., a Delaware corporation (the "Buyer"), of all of the issued and outstanding shares of the capital stock of the Company pursuant to the Stock Purchase Agreement, dated as of February 13, 1997 (the "Stock Purchase Agreement"), by and among the Buyer, the Company and the Company Stockholders. This opinion is delivered to you pursuant to Section 6.1(g) of the Stock Purchase Agreement. All capitalized terms that are defined in the Stock Purchase Agreement and that are used herein without definition shall have the meanings set forth for such terms in the Stock Purchase Agreement.

     In connection with the rendering of this opinion, we have reviewed originals or copies of each of the Stock Purchase Agreement, the Escrow Agreement and the Registration Rights Agreement (collectively, the "Agreements"), certified copies of the charter documents and by-laws of the Company, resolutions of the Board of Directors and Stockholders of the Company authorizing the transactions contemplated by the Stock Purchase Agreement, the certificates of public officials attached hereto as Exhibit 1 and
                                                                   ---------
such other documents as we have deemed necessary or appropriate for purposes of this opinion.

     As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon representations made to us by officers of the Company and the Company Stockholders, the representations and warranties of the Company and the Company Stockholders set forth in the Agreements, and certificates delivered contemporaneously to us by officers of the Company and by the Company Stockholders and have assumed, without independent inquiry or investigation, the accuracy of such representations

Renaissance Solutions, Inc.
February 13, 1997
Page 2

and such certificates. As to any opinion below relating to the valid existence, qualification or corporate good standing of the Company in any jurisdiction, our opinion relies entirely on and is limited by those certificates of public officials aftached hereto as Exhibit 1. For purposes of the opinions set forth
                             ---------
in paragraph 6 below, we have not undertaken any searches of court dockets or other public records.

     We have assumed the genuineness of all signatures (other than those on behalf of the Company and the Company Stockholders), the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

     When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in the firm who have participated directly in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion.

     Each opinion set forth below relating to the enforceability of any agreement or instrument against the Company is subject to the following general qualifications:

     (i) as to any instrument delivered by the Company or the Company Stockholders, we assume that the Company Stockholders have received the Initial Cash Payment payable under the Stock Purchase Agreement;

    (ii) as to any agreement or instrument to which the Company or the Company Stockholders is a party, we assume that such agreement or instrument is the binding obligation of each party thereto other than the Company and the Company Stockholders;

   (iii) the enforceability of any obligation of the Company or the Company Stockholders may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights) and may be subject to or limited by considerations of public policy;

Renaissance Solutions, Inc.
February 13, 1997
Page 3


    (iv) no opinion is given herein as to the availability of any specific or equitable relief of any kind, or as to the enforceability of any indemnification obligations of the Company or the Company Stockholders to the extent the enforcement of such obligations may be considered by a court having jurisdiction thereover to violate any applicable securities laws;

     (v) the enforcement of any of your rights may in all cases be subject to an implied duty of good faith and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and

    (vi) we have assumed that the Buyer has and is qualified to do business in any and all jurisdictions in which such qualification is necessary.

     Subject to the limitations set forth herein, we have made such examination of law as we have deemed necessary for purposes of this opinion. This opinion is limited solely to the internal laws of The Commonwealth of Massachusetts as applied by courts located in Massachusetts, and the laws of the United States of America, to the extent that the same may apply to or govern such transactions, excluding any federal or state securities laws and the antitrust laws of the United States, including without limitation the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as to which we express no opinion.

     We understand that all of the foregoing assumptions, limitations and qualifications are acceptable to you.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation validly existing and in corporate good standing under the laws of The Commonwealth of Massachusetts. The Company has the corporate power and authority to lease its real property, to own and use the properties owned and used by it, and to conduct its business as presently conducted.

     2. The authorized capital stock of the Company consists of 7,500 shares of common stock, no par value per share ("Common Stock"). As of the Closing Date, based solely on our review of Company stock records kept and maintained by the Company, there are 1,000 shares of Common Stock issued and outstanding, all of which are owned of record by the Company Stockholders as set forth on
Schedule I to the Stock Purchase Agreement, and all of such shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and have not been

Renaissance Solutions, Inc.
February 13, 1997
Page 4

issued in violation of any preemptive or similar rights imposed by statute or the Company's charter or by-laws or, to our knowledge, any other preemptive or similar rights. To our knowledge, and except as set forth in the Stock Purchase Agreement and the Disclosure Schedule, there are no outstanding or authorized
(i) options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock, (ii) stock appreciation, phantom stock or similar rights with respect to the Company, or (iii) agreements, voting trusts, proxies, or understandings with respect to the voting or registration under the Securities Act of any shares of capital stock of the Company.

     3. The execution and delivery by the Company of each of the Agreements, and the performance by the Company of its obligations thereunder and the transactions contemplated thereby, are within the corporate power and authority of the Company. The execution and delivery of the Agreements by the Company, the performance of the Agreements by the Company, and the consummation by the Company of the transactions contemplated by the Agreements have been duly and validly authorized by all necessary corporate action on the part of the Company.

     4. Each of the Agreements has been duly executed and delivered by the Company and the Company Stockholders and constitutes a valid and binding obligation of the Company and the Company Stockholders, enforceable in accordance with the respective terms of each such Agreement (other than Section 6 of the Registration Rights Agreement, as to which we express no opinion).

     5. Except as set forth in the Stock Purchase Agreement and the Disclosure Schedule, neither the execution and delivery of the Agreements by the Company or the Company Stockholders, nor the consummation of the transactions contemplated thereby or the performance by the Company or the Company Stockholders of their respective obligations thereunder, will (i) conflict with or result in any breach or violation of any term of the articles of organization or by-laws of the Company, (ii) require on the part of the Company or any of the Company Stockholders any filing with, or permit, authorization, consent or approval of, any Governmental Entity which has not been filed or obtained, (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice, consent or waiver (which has not been obtained) under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture,

Renaissance Solutions, Inc.
February 13, 1997
Page 5


agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other agreement or instrument known to us to which the Company, any Subsidiary of the Company or any of the Company Stockholders is a party or by which the Company, any Subsidiary of the Company or any of the Company Stockholders is bound or to which any of the Company's or any Subsidiary of the Company's assets is subject, or (iv) violate any statute, rule or regulation or any order, writ, injunction, or decree, known to us, applicable to the Company or any of the Company Stockholders.

     6. Except as set forth in the Disclosure Schedule, to the best of our knowledge, neither the Company nor any of its Subsidiaries (i) is subject to any unsatisfied judgment, order, decree, stipulation or injunction, or (ii) is a party or is threatened to be made a party to any complaint, action, suit, proceeding, hearing or investigation of or in any court or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

     This opinion has been delivered solely for your use and benefit in connection with the transactions contemplated by the Agreements and may not be used, circulated, quoted, relied upon or otherwise referred to by anyone, other than the other parties to the Stock Purchase Agreement and their legal advisors, for any other purpose without our prior written consent. The opinions expressed herein are given as of the date hereof and we undertake no obligation hereby, and disclaim any obligation, to advise you of any change after the date hereof pertaining to any matter referred to herein.

                                           Very truly yours,



                                           BINGHAM, DANA & GOULD LLP

                              Exhibit 1
                              ---------


     A copy of a certificate of corporate good standing for the Company from the Secretary of State for the Commonwealth of Massachusetts is attached hereto.

                                                                       EXHIBIT D


                         REGISTRATION RIGHTS AGREEMENT

     Agreement dated as of February 13, 1997, by and among Renaissance Solutions, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and Mark R. Bruneau, Andrew R. Belt and Frederique Bouty (individually, a "Stockholder" and collectively, the "Stockholders").


                                  INTRODUCTION
                                  ------------

     The Company and the Stockholders have, as of the date hereof, entered into a certain Stock Purchase Agreement (the "Purchase Agreement") pursuant to which, upon and subject to the occurrence of certain events, the Company may issue to the Stockholders shares of Common Stock, $.0001 par value per share ("Common Stock"), of the Company. The Stockholders wish to have, and the Company is willing to grant to them, certain rights with respect to the registration of such shares of Common Stock, if any are so issued.

     In consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholders agree as follows:

     1.  Certain Definitions.  As used in this Section 1 and elsewhere in this
         -------------------
Agreement, the following terms shall have the following respective meanings:

     "Commission" means the Securities and Exchange Commission, or any other
      ----------
Federal agency at the time administering the Securities Act.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or
      ------------
any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

     "First Contingent Payment Date" means the date of payment of the First
      -----------------------------
Contingent Payment by the Company to the Stockholders in accordance with the terms of the Purchase Agreement.

     "Registration Statement" means a registration statement filed by the
      ----------------------
Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

     "Registration Expenses" means the expenses described in Section 5.
      ---------------------

     "Registrable Shares" means (a) the shares of Common Stock, if any, issued
      ------------------
to the Stockholders pursuant to Purchase Agreement and (b) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Registrable
         --------  -------
Shares shall cease to be Registrable Shares (i) upon any sale pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or upon any sale in any manner to a person or entity which, by virtue of Section 11 of this Agreement, is not entitled to the rights provided in this Agreement, (ii) at such time as all of the Registrable Shares then held by the Rightsholders may be sold without restriction as to volume under Rule 144, or (iii) with respect to a Rightsholder, at such time as all such shares may be sold by such Rightsholder under Rule 144(k).

     "Rightsholders" means the Stockholders and any other person or entity who
      -------------
becomes a Rightsholder under this Agreement pursuant to Section 11.

     "Second Contingent Payment Date" means the date of payment of the Second
      ------------------------------
Contingent Payment by the Company to the Stockholders in accordance with the terms of the Purchase Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, or any
      --------------
similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

     Other terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

     2.  Demand Registration Rights.
         --------------------------

     (a) Subject to the provisions of paragraph (c) below, from and after the First Contingent Payment Date and prior to the first anniversary thereof, the

Rightsholders, by an election of the Stockholders' Representative, may request, in writing, that the Company effect the registration of up to 35% of the Registrable Shares owned by each Rightsholder and issued to him as part of the First Contingent Payment (the "First Demand"). Subject to the provisions of paragraph (c) below, from and after the Second Contingent Payment Date and prior to the first anniversary thereof, the Rightsholders, by an election of the Stockholders' Representative, may request, in writing, that the Company effect the registration of up to 35% of the Registrable Shares owned by each Rightsholder and issued to him as part of the First Contingent Payment or the Second Contingent Payment, less such number of Registrable Shares as were registered pursuant to the First Demand. If the Rightsholders intend to distribute such Registrable Shares by means of an underwriting, the Stockholders' Representative shall so advise the Company in his request. In the event either such registration is underwritten, the right of Rightsholders to participate shall be conditioned on such Rightsholders' participation in such underwriting. Upon receipt of such a request, the Company shall, as expeditiously as possible, use its best efforts to effect the registration of all Registrable Shares which the Company has been requested to so register (subject to the maximums stated above in this paragraph (a)) on such registration form selected by the Company as the Company is then eligible to use. Notwithstanding any other provision of this Section 2, if the managing underwriter(s) advises the Rightsholders participating in the registration in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of Registrable Shares that may be included in the underwriting shall be allocated among all such Rightsholders in proportion (as nearly as practicable) to the amount of Registrable Shares of the Company owned by each such Rightsholder.

     (b) The Company shall not be required to effect more than two registrations pursuant to paragraph (a) above.

     (c) If at the time of any request to register Registrable Shares pursuant to this Section 2 the Company is engaged or has fixed plans to engage within 30 days of the time of the request in a registered public offering as to which the Rightsholders may include Registrable Shares pursuant to Section 3 (subject to the limitations set forth therein) or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once.

     3.  Incidental Registration Rights.
         ------------------------------

     (a) From and after the First Contingent Payment Date and until the first anniversary of the Second Contingent Payment Date (or, if no Second Contingent Payment is made, the date by which such payment would have been made), whenever the Company proposes to file a Registration Statement at any time and from time to time relating to an offering in which the Company proposes to sell shares of Common Stock for its own account, it will, prior to such filing, give at least 20 days' written notice to all Rightsholders of its intention to do so (subject to the limitations set forth in paragraph (c) below) and, upon the written request of a Rightsholder or Rightsholders given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Rightsholder or Rightsholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Rightsholder or Rightsholders; provided, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to any Rightsholder.

     (b) In connection with any offering under this Section 3 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriter(s) of such offering. If in the opinion of the managing underwriter(s) of such offering the registration of all, or part of, the shares of Common Stock (the "Incidental Shares") which the Rightsholders have requested to be included pursuant to this
Section 3 and/or which other holders of shares of Common Stock or other securities of the Company entitled to include shares of Common Stock in such registration have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of such shares, if any, which the managing underwriter(s) believe(s) may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the Rightsholders have requested to be included, then (i) the Company shall be entitled to include all shares that it desires to be registered and (ii) the Rightsholders who have requested registration and other holders of shares of Common Stock or other securities of the Company entitled to include shares of Common Stock in such registration on a parity with the Rightsholders shall participate in the underwriting pro rata based upon their total ownership of shares of Common Stock of the Company.

     (c) Notwithstanding anything in the foregoing to the contrary, the Company shall not be required to provide any advance notice to Rightsholders in connection with any offering under this Section 3 involving an underwriting if the Company has been informed that in the opinion of the managing underwriter(s) the inclusion of any Incidental Shares in such offering would materially and adversely affect the offering. In such event, the Company will provide written notice to all Rightsholders of such managing underwriter's(s') opinion, which notice need not be given prior to the filing of the applicable Registration Statement.

     4.  Registration Procedures.  If and whenever the Company is required by
         -----------------------
the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

     (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective for the period specified in paragraph (b) below;

     (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period ending on the earlier of (i) 30 days after the effective date (excluding any days on which the Company requires the Rightsholders to cease sales of shares as provided below) or (ii) the date on which all Registrable Shares registered under such Registration Statement have been sold; provided, however, that the Company may by written notice require that each Rightsholder who is selling shares pursuant to such registration (a "Selling Holder") immediately cease sales of shares pursuant to such Registration Statement at any time that (A) the Company becomes engaged in a business activity or negotiation which is not disclosed in the Registration Statement (or the prospectus included therein) and which the Company desires to keep confidential for business purposes, (B) the Company determines that a particular disclosure would be premature or would adversely affect the Company or its business or prospects, or (C) the Registration Statement can no longer be used under the existing rules and regulations promulgated under the Securities Act. The Company shall not be required to disclose to the Selling Holder(s) the reasons for requiring a suspension of sales hereunder, and the Selling Holder(s) shall not disclose to any third party the existence of any such suspension;

     (c) as expeditiously as possible furnish to each Selling Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Selling Holder; and

     (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Holders shall reasonably request, and do any and all other acts and things that may reasonably be necessary or desirable to enable the Selling Holders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Holders; provided, however, that the Company shall not be required in
                 --------  -------
connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

     If the Company has delivered preliminary or final prospectuses to the Selling Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Holders and, if requested, the Selling Holders shall immediately cease making offers of Registrable Shares and return all undistributed prospectuses to the Company. The Company shall promptly provide the Selling Holders with revised prospectuses and, following receipt of the revised prospectuses, the Selling Holders shall be free to resume making offers of the Registrable Shares.

     5.  Allocation of Expenses.  The Selling Holders, on the one hand, and the
         ----------------------
Company, on the other hand, will share equally in all Registration Expenses of all registrations under Section 2 of this Agreement; provided, however, that if a registration is withdrawn at the request of the Rightsholders requesting such registration and if the requesting holders elect not to have such registration counted as a registration requested under Section 2, the requesting Rightsholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section 5, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including without limitation all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of the Selling Holders' own counsel, all of which shall be borne by the Selling Holders.

     6.  Indemnification.  In the event of any registration of any of the
         ---------------

Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in
                     --------  -------
any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

     In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided,
                                                                     --------
however, that the obligations of such Rightsholders hereunder shall be limited
-------
to an amount equal to the proceeds to each Rightsholder of Registrable Shares sold as contemplated herein.

     Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying
                                --------
Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to
                --------  -------
give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless and to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the
                                                     --------  -------
Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

     7.  Indemnification with Respect to Underwritten Offering.  In the event
         -----------------------------------------------------
that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2(a), the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

     8.  Information by Holder.  Each Rightsholder of Registrable Shares
         ---------------------
included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     9.  "Stand-Off" Agreement.  Each Rightsholder, if requested by an
          --------------------
underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Rightsholder for a specified period of time (not to exceed 180 days) following the effective date of a Registration Statement. Any such Stand-Off Agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

     10.  Effectiveness.  This Agreement shall become effective upon the
          -------------
occurrence of the Closing under the Purchase Agreement. If the Purchase Agreement shall be terminated without the occurrence of such a Closing, this Agreement (and all of the rights and obligations of the parties hereunder) shall terminate simultaneously.

     11.  Transfers of Certain Rights; Additional Rightsholders.
          -----------------------------------------------------

     (a) General.  The rights granted to each Rightsholder pursuant to the terms
         -------
of this Agreement may be transferred by such Rightsholder to another Rightsholder, to any affiliate of such Rightsholder, or to any member of the immediate family of such Rightsholder, or any trust established for the benefit of any of the foregoing; provided, however, that in the case of any transfer
                         --------  -------
referred to in this paragraph (a), the Company is given written notice by the transferor at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

     (b) Transferees.  Any transferee to whom rights hereunder are transferred
         -----------
shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Rightsholders under this Agreement to the same extent as if such transferee were a party hereto.

     (c) Subsequent Transferees.  A transferee to whom rights are transferred
         ----------------------
pursuant to this Section 11 may not again transfer such rights to any other person or entity, other than as provided in (a) and (b) above.

     12.  No Assignment.  Except as provided in Section 11 hereof, the rights
          -------------
granted pursuant to this Agreement may not be transferred or assigned by any Rightsholder.

     13.  Amendments.  The provisions of this Agreement may be modified or
          ----------
amended at any time and from time to time only by an agreement or consent in writing executed by the Company and the holders of a majority of the Registrable Shares then outstanding; provided, however, that the registration rights granted under this Agreement may be amended only in a manner which affects all Registrable Shares in the same fashion.

     14.  Notices.  All notices, requests, consents and other communications
          -------
required to be given pursuant to this Agreement shall be in writing and shall be given by personal delivery or by certified or registered mail, postage prepaid, return receipt requested. Notices shall be deemed effective when personally delivered or five days after being so mailed, as the case may be, to the parties at the following respective addresses or at such other address of which either party shall notify the other in accordance with this Section 14:

     The Company:        Renaissance Solutions, Inc.
                         Lincoln North
                         55 Old Bedford Road
                         Lincoln, Massachusetts  01773

                         Attention:  President

     With a copy to:     Hal J. Leibowitz, Esq.
                         Hale and Dorr LLP
                         60 State Street
                         Boston, Massachusetts  02109

     Any
     Rightsholder:       c/o C.M. Management Systems Ltd. Inc.
                         150 Federal Street
                         14th Floor
                         Boston, MA 02110

     With a copy to:     James C. Stokes, Esq.
                         Bingham, Dana & Gould LLP
                         150 Federal Street
                         Boston, Massachusetts  02110

          15.  Entire Agreement; Governing Law.  This Agreement, together with
               -------------------------------
the Purchase Agreement, embodies the entire agreement and understanding between the parties, and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of laws provisions.

          16.  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          17.  Headings.  The headings of the sections, subsections, and
               --------
paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part hereof.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                         Renaissance Solutions, Inc.


                         By: ___________________________

                         Title:_________________________


                         STOCKHOLDERS:


                         _______________________________
                         Mark R. Bruneau


                         _______________________________
                         Andrew R. Belt


                         _______________________________
                         Frederique Bouty

                                                                       EXHIBIT E

                          RENAISSANCE SOLUTIONS, INC.

                              EMPLOYMENT AGREEMENT


     AGREEMENT made this ______ day of ____________, 19__, between RENAISSANCE SOLUTIONS, INC., Delaware limited partnership ("Renaissance"), and NAME of CITY, STATE (the "Employee").

                                  WITNESSETH:

     WHEREAS, Renaissance desires to employ the Employee, and the Employee desires to be employed by Renaissance.

     NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, and for other valuable consideration, receipt of which is hereby acknowledged, Renaissance and the Employee hereby agree as follows:

     1.  EMPLOYMENT.

     Renaissance shall employ the Employee, and the Employee shall accept employment from Renaissance, commencing on ______________ (the "Commencement Date"), and ending on the date of termination provided for in Section 10 hereof. the Employee shall devote his/her full time and efforts to the business and affairs of Renaissance and faithfully perform, to the best of his/her ability, such duties and responsibilities as shall from time to time be assigned to him/her by any duly authorized officer or representative of Renaissance. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of Renaissance and any changes therein which may be adopted from time to time by Renaissance. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

     2.  COMPENSATION OF EMPLOYEE; VACATION AND EXPENSES.

     (a) For his/her services while employed by Renaissance, Renaissance shall pay the Employee a salary at the rate of $_____________ per annum, payable in accordance with Renaissance's standard payroll practices (the "Salary"). If the Employee commences work on any day other than the first business day of the applicable payroll period or terminates work on any day other than the last business day of the applicable payroll period, his/her compensation for such month will be prorated on the basis that the number of business days during such period that the Employee is employed by Renaissance bears to the total number of business days in such period.

     (b) The Employee shall be entitled to five business days of paid vacation each year for each four (4) months of employment with Renaissance; provided however, that if the Employee is employed by Renaissance for a continuous period of five years after the Commencement Date, then he/she shall thereafter be entitled to five business days of paid vacation for each three (3) months of employment with Renaissance. If the Employee does not take the full number of vacation days to which he/she is entitled at any time, such days will accrue for his/her future use; provided, however, that not more than thirty (30) such unused vacation days may accrue to the Employee. The Employee may take his/her vacation days at such times as are mutually satisfactory to Renaissance and the Employee.

     (c) The Employee shall be entitled to participate in Renaissance's medical and life insurance programs, if any, and other fringe benefits afforded by Renaissance on terms no less favorable than those afforded to other similarly-compensated Renaissance employees.

     (d) Renaissance shall not reduce the Employee's compensation in any employment year if the Employee is absent from work because of illness, injury or other disability for ten or less days during such year. If the Employee is absent from work because of illness, injury or other disability for more than ten days in any employment year, his/her compensation for each month during such year (commencing with the month in which the tenth such absence occurs) shall be reduced by four and six-tenths percent (4.6%) times the number of such excess days of absence in such month. The Employee may not accrue unused days of absence for illness, injury or other disability from one employment year to any succeeding employment year. For purposes of this Section 2(d), an employment year shall begin on the Commencement Date and end on each anniversary thereof.

     3.  EXPENSES.

     Renaissance will reimburse the Employee for all reasonable expenses which he/she incurs in performing his/her duties for Renaissance upon presentation of bills and vouchers with respect to such expenses, provided, that the incurring of such expenses was authorized by Renaissance.

     4.  SOLE EMPLOYMENT.

     So long as the Employee is employed by Renaissance, he/she shall not engage directly or indirectly in any other business activity, whether or not such other business activity is pursued for gain, profit or other pecuniary advantage, except as consented to in writing in advance by Renaissance. However, nothing herein shall be construed as preventing the Employee from investing his/her assets in such form or manner as shall not require any material services on his/her part in the operation of the affairs of the companies in which such investments are made and provided that such companies do not compete with Renaissance.

     5.  DISCLOSURE OF INFORMATION.

     The Employee agrees that he/she will not, during the term of his/her employment or at any time thereafter, use, furnish or disclose to anyone other than Renaissance or its affiliated companies, other than in Renaissance's usual course of business, any knowledge or information with respect to confidential information relating to the business of Renaissance or its affiliates. All materials and information obtained by the Employee in the course of his/her employment are confidential and shall remain the exclusive property of Renaissance. This provision shall not apply to any information which is now, or subsequently becomes, in the public domain.

     6.  DEVELOPMENTS, KNOW-HOW AND MATERIALS.

     Any and all developments, know-how and materials made, acquired, conceived, reduced to practice, discovered or invented by the Employee, alone or with other employees, while the Employee is employed by Renaissance (collectively, "Materials"), shall become the exclusive property of Renaissance along with all related intellectual property rights, including patents, copyrights and trade secrets. The Employee agrees to notify Renaissance of the making, acquisition, conception or possession of any Materials and to assign all such Materials and rights therein to Renaissance without further compensation. The Employee gives that, upon request, he/she will promptly make all disclosures, execute all instruments and papers, and perform all acts necessary or desired by Renaissance to vest and confirm in it, its successors, assigns and nominees all rights created or contemplated by this Section 6 and which may be necessary or desirable to enable Renaissance, its successors, assigns and nominees to secure and enjoy the full benefit and advantages thereof, including any and all applications, writings or other documents as may be necessary to apply for and obtain any patent or copyright by Renaissance or any assignment thereof. The Employee hereby waives any and all claims to moral rights which he/she may have with respect to any Materials.

     7.  ENFORCEMENT.

     The parties hereto acknowledge and agree that the Employee's services hereunder are unique and extraordinary, which give the Employee a peculiar value to Renaissance and its affiliates and subsidiaries, and for the loss of which Renaissance cannot be reasonably or adequately compensated in damages; and accordingly, the Employee acknowledges and agrees that a breach by him/her of the provisions of his Agreement, including without limitation the provisions of Sections 4, 5, 6 and 8 hereof, will cause Renaissance irreparable injury and damage. The Employee therefor expressly agrees that Renaissance shall be entitled to injunctive and/or other equitable relief in any court of competent jurisdiction to prevent or otherwise restrain a breach of this Agreement or any part hereof. The

Employee further agrees that in the event of any such injunctive relief, he/she will be able to engage in other business for the purpose of earning a livelihood.

     8.  NON-COMPETITION.


     (a) For a period of two years from and after the date of the termination, for any reason, with or without cause, of the employee's employment with Renaissance (the "Termination Date"), the employee shall not, as an individual, partner, investor, officer or employee of a corporation or other entity, or in any other capacity, directly or indirectly, (a) solicit, induce, attempt to induce or encourage any other employee of Renaissance to terminate his/her employment with Renaissance or (b) solicit, divert or take away, or attempt to divert ot take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of Renaissance which were contracted, solicited or served by the employee at any time during the 24-month period immediately preceding the termination date (or, if shorter, the period during which the employee was employed by Renaissance).

     (b) The agreements of the Employees contained in the Section 8 shall be construed as separate agreements covering each country (and, in the case of the United States, each state and country) in which Renaissance does business, and to the extent any of such agreements shall be illegal or unenforceable in anyone country (or state or country) or shall be enforceable only for a term shorter than the term set forth herein, the Employee's agreements shall be effective with respect to each country (or state or country) or parts thereof for the maximum period of time for which they can be enforced, such agreements with respect to each country (and state and country) being construed as separable and independent.

     9.  SURVIVAL.

     The covenants contained in Sections 5, 6, 7 and 8 hereof shall survive any termination of this Agreement or any termination of the Employee's employment hereunder.

     10.  TERMINATION.

     The Employee's employment hereunder shall terminate upon the occurrence of any of the following events:

     (a) On the 30th day after the date on which either Renaissance or the Employee has given written notice to the other of its or his/her decision to terminate such employment for any reason, whether with or without cause; or

     (b) On the day on which Renaissance delivers written notice to the Employee that Renaissance believes that the Employee has acted in a manner detrimental to Renaissance's best interests.

     Upon the termination of the Employee's Employment under this Agreement, Renaissance shall pay to the Employee the compensation and benefits otherwise payable to him/her under Section 2 hereof through the last day of his/her actual employment by Renaissance.

     11.  NOTICES.

     All notices hereunder shall be given in writing and shall be deemed effective upon personal delivery or three days following deposit in the United States Post Office, by registered or certified mail, return receipt requested, addressed to the other party at the address shown below, or at such other address as may be designated in writing by either party to the other in the manner set forth herein:

To Renaissance:    Renaissance Solutions, Inc.  To the Employee:
                   Lincoln North                                ----------------
                   55 Old Bedford Road                               Name
                   Lincoln, MA 01773
                   Attention:  President                        ----------------

                                                                ----------------

     12.  ADMINISTRATIVE PROVISIONS.

     (a) This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     (b) This Agreement may be terminated, altered, modified or changed only by a writing signed by both parties hereto.

     (c) This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     (d) The waiver by Renaissance of any breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver or continuing waiver by Renaissance of the same or any subsequent breach of any provision of this Agreement by the Employee.

     (e) Judicial enforcement of this Agreement or any part thereof by either of the parties hereto may be had in any appropriate court of the

Commonwealth of Massachusetts having jurisdiction over either party to this Agreement or over the subject matter of this Agreement and, more particularly, may be enforced by a proceeding for specific performance in any such court of the Commonwealth of Massachusetts.

     (f) In case any one or more of the provisions, or portions of provisions, of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions, or portions of provisions, contained herein shall not in any way be affected or impaired thereby.

     (g) The captions of the Sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any Section of this Agreement.

     13.  SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation or partnership with which or into which Renaissance may be merged or which may succeed to its assets or business; provided, however, that the obligations of the Employee are personal and shall not be assigned by him/her.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first above written.


                         RENAISSANCE SOLUTIONS, INC.

                         By:  Renaissance Solutions, Inc.
                              its General Partner


                              By:
                                 ----------------------   ----------------------
                                                                  Date
                              Title:
                                    -------------------

                         EMPLOYEE:


                         ------------------------------   ----------------------
                         Name                             Date

                                                                       EXHIBIT F

                               Hale and Dorr LLP
                              Counsellors at Law

                 60 State Street, Boston, Massachusetts  02109
                        617-526-6000 . fax 617-526-5000

                               February 13, 1997


Mr. Mark R. Bruneau
Mr. Andrew R. Belt
Ms. Frederique Bouty
c/o C. M. Management Systems Ltd. Inc.
150 Federal Street
Boston, MA  02110

Dear Mr. Bruneau, Mr. Belt and Ms. Bouty:

     This opinion is furnished to you pursuant to Section 6.2(c) of the Stock Purchase Agreement dated as of February 13, 1997 (the "Purchase Agreement"), among Renaissance Solutions, Inc., a Delaware corporation (the "Buyer"), C. M. Management Systems Ltd. Inc., a Massachusetts corporation (the "Company"), and you. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement.

     We have acted as counsel to the Buyer in connection with the acquisition by the Buyer of all of the outstanding capital stock of the Company (the "Acquisition"). As such counsel, we have assisted in the preparation of the Purchase Agreement, the Escrow Agreement and the Registration Rights Agreement (collectively, the "Documents").

     In connection with this opinion, we have also examined and are familiar with and have relied upon the following documents:

          (a) The Amended and Restated Certificate of Incorporation of the Buyer (the "Charter");

          (b) The Amended and Restated By-laws of the Buyer (the "By-laws");

          (c) A Certificate of the Secretary of State of Delaware, dated as of a recent date, certifying as to the legal existence and good standing of the Buyer in Delaware (the "Good Standing Certificate");

February 13, 1997
Page 2


          (d) A certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers and the authenticity of the resolutions authorizing the transactions contemplated by the Purchase Agreement;

          (e) Resolutions of the Board of Directors of the Buyer approving the Acquisition and authorizing, among other things, the execution, delivery and performance by the Buyer of the Purchase Agreement and related documents;

          (f)  The Purchase Agreement;

          (g)  The Escrow Agreement;

          (h) The Registration Rights Agreement; and

          (i) Such other documents, opinions, instruments and certificates (including, but not limited to, certificates of public officials and officers of the Buyer) as we have considered necessary for purposes of this opinion.

          In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of each signatory to such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such latter documents. We have assumed that the Documents accurately describe and contain the mutual understanding of the parties as to all matters contained therein, and that no other agreements or understandings exist between the parties with respect to the Documents.

          Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the Buyer, we have relied upon certificates of officers of the Buyer, copies of which have previously been provided to your counsel. We have not attempted to verify independently such facts, although we know of no facts which lead us to question the accuracy of such certificates.

          Any reference herein to "the best of our knowledge," "our knowledge" or to any matter "known to us," "of which we are aware" or "coming to our attention" or any variation of any of the foregoing shall mean the conscious awareness of the attorneys in this firm who have rendered substantive attention to this transaction (including the preparation of the Documents) of the existence or absence of any facts which would contradict our opinions set forth below. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Buyer.

February 13, 1997
Page 3


          Without limiting the foregoing, with respect to our opinion in paragraph 4 below, we have not conducted a search of any computer or electronic databases, or of the dockets of any court or administrative or other regulatory agency.

          For purposes of this opinion, we have assumed that the Documents have been duly authorized, executed and delivered by each of the signatories thereto other than the Buyer, that the signatories thereto other than the Buyer have the legal capacity and all requisite power and authority to effect the transactions contemplated by the Documents and that the Documents are the valid, binding and enforceable obligations of each of the signatories thereto other than the Buyer, enforceable against them in accordance with their respective terms. We are expressing no opinion herein as to the application of or compliance with any federal, state or local law or regulation relating to the power, authority or competence of any party to the Documents other than the Buyer.

          Our opinions expressed in paragraph 1 below, insofar as they relate to the due organization, legal existence and good standing of the Buyer, are based solely on the Good Standing Certificate, are rendered as of the date thereof, and are limited accordingly.

          Our opinion in paragraph 2 below as to the number of shares of capital stock of the Buyer outstanding and held in treasury as of February 12, 1997 and the full payment therefor is based solely upon a certificate of the Buyer, a copy of which is attached hereto as Exhibit A, and such opinion is rendered as
                                    ------- -
of February 12, 1997 and limited accordingly.

          For the purposes of our opinions expressed in paragraphs 4 and 5 below, we are relying in part upon the representations and warranties of the Company Stockholders set forth in Article III of the Purchase Agreement.

          The opinions hereinafter expressed are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent transfer or other laws affecting the rights and remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, and (iii) duties and standards imposed on creditors and parties to contracts, including without limitation requirements of good faith, reasonableness and fair dealing. We express no opinion as to the availability of any equitable or specific remedy or defense upon any breach of any of the covenants, warranties or other provisions contained in the Documents or any of the other agreements, instruments or documents referred to herein or therein, or of any rights granted pursuant to any of such agreements, instruments or documents, or as to any other matters as to which we are opining herein, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court.

February 13, 1997
Page 4


          We express no opinion as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law statute of the State of Delaware and the federal laws of the United States. Accordingly, to the extent that any other laws govern any of the matters as to which we express an opinion below, we have assumed with your permission and without independent investigation, that the laws of such jurisdiction are identical to the state laws of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct.

          We are expressing no opinion as to compliance by the Buyer with any state or so-called "Blue Sky" securities laws, or with any state or federal antifraud laws, in connection with the issuance of any shares of Buyer Common Stock in connection with any Contingent Consideration paid as part of the Acquisition, if any such shares are issued.

          On the basis of and subject to the foregoing, we are of the opinion that:

          1. The Buyer is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite corporate power and authority to carry on its business as, to our knowledge, it is now conducted and to own and use its properties (as known to us) in connection therewith.

          2. The authorized capital stock of the Buyer consists of 20,000,000 shares of Common Stock, of which 9,430,483 shares are issued and outstanding and none are held in treasury, and 2,000,000 shares of Preferred Stock, none of which are issued and outstanding. All of the issued and outstanding shares of capital stock of the Buyer are duly authorized, validly issued, fully paid and nonassessable.

          3. The Buyer has all requisite corporate power and authority to execute and deliver the Purchase Agreement, the Escrow Agreement and the Registration Rights Agreement and to perform its respective obligations thereunder. The execution and delivery of the Purchase Agreement, the Escrow Agreement and the Registration Rights Agreement and the performance of the Purchase Agreement, the Escrow Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. The Purchase Agreement, the Escrow Agreement and the Registration Rights Agreement have been duly and validly executed and delivered by the Buyer and constitute valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms (other than Section 6 of the Registration Rights Agreement, as to which we express no opinion).

February 13, 1997
Page 5


          4. Except as set forth in the Purchase Agreement, neither the execution and delivery by the Buyer of the Purchase Agreement, nor the consummation by the Buyer of the transactions contemplated thereby, (i) conflicts with or violates any provision of the Charter or the By-laws, (ii) requires on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity which has not been filed or obtained, (iii) conflicts with, results in a breach of, constitutes (with or without due notice or lapse of time or both) a default under, results in the acceleration of, creates in any party the right to accelerate, terminate, modify or cancel or requires any notice, consent or waiver (which has not been obtained) under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other agreement or instrument filed as an Exhibit to the Buyer Reports to which the Buyer is a party, or (iv) violates any statute, rule or regulation, or any order, writ, injunction or decree known to us specifically naming the Buyer or any of its properties or assets.

          5. All authorizations, consents and approvals of all Federal and state governmental agencies and authorities required in order to permit consummation by the Buyer of the transactions contemplated by the Purchase Agreement have been obtained.

          This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and upon facts known to us on the date hereof, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

          Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

          This opinion is furnished to you pursuant to Section 6.2(c) of the Purchase Agreement and may not be relied upon by any other person or entity or for any other purpose without our express prior written consent.

                              Very truly yours,



                              HALE AND DORR LLP

                                                                       EXHIBIT G

                        WAIVER AND TERMINATION AGREEMENT

     Reference is hereby made to that certain Sale and Purchase Agreement (the "Agreement"), dated as of August 6, 1993, by and among COBA-M.I.D., Inc., a Georgia corporation, C.M. Management Systems Ltd. Inc., and Mark R. Bruneau, Andrew R. Belt and Frederique Bouty (the "Stockholders").

     Whereas, the Agreement provides for a payment by C.M. Management Systems Ltd. Inc. to COBA-M.I.D., Inc. equal to 12% of the aggregate consideration paid to the Stockholders in connection with, among other things, the sale of all of the outstanding capital stock of C.M. Management Systems Ltd. Inc. (the "12% Payment Obligation"); and

     Whereas, Renaissance Solutions, Inc., a Delaware corporation
("Renaissance"), on February 3, 1997 purchased all of the outstanding capital stock of COBA Consulting Limited, whereby COBA Consulting Limited became a wholly-owned subsidiary of Renaissance; and

     Whereas, COBA-M.I.D., Inc. is a wholly-owned subsidiary of COBA Consulting Limited; and

     Whereas, on the date hereof Renaissance is entering into a Stock Purchase Agreement for the purpose of purchasing all of the outstanding capital stock of C.M. Management Systems Ltd. Inc. (the "Stock Purchase"); and

     Whereas, in connection with the Stock Purchase, Renaissance, C.M. Management Systems Ltd. Inc., and the Stockholders desire to waive the 12% Payment Obligation.

     Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Renaissance hereby waives and agrees to direct COBA-M.I.D., Inc. to waive the 12% Payment Obligation in connection with the Stock Purchase.

     2. The undersigned agree that from and after the date hereof, the 12% Payment Obligation under the Agreement shall be of no further force or effect.

     3. If the termination of the 12% Payment Obligation shall require the execution of any other documents or the taking of any other action on the part of COBA-M.I.D., Inc., COBA Consulting Limited, C.M. Management Systems Ltd. Inc., Renaissance or the Stockholders, Renaissance and the Stockholders hereby agree to take all such actions necessary to cause such other documents to be executed or such other actions to be taken.

     4. Renaissance agrees to indemnify and hold harmless the Stockholders, their heirs, successors and assigns, and C.M. Management System Ltd. Inc. from any claims made by COBA-M.I.D., Inc., after the date hereof, under the 12% Payment Obligation.

     IN WITNESS WHEREOF, this Waiver and Termination Agreement has been executed as of this 13th day of February, 1997,



                         RENAISSANCE SOLUTIONS, INC.



                         By:________________________________

                         Title:______________________________


                         C.M. Management Systems Ltd. Inc.


                         By:________________________________

                         Title:______________________________



                         ___________________________________
                         Mark R. Bruneau



                         ___________________________________
                         Andrew R. Belt



                         ___________________________________
                         Frederique Bouty

                                                                       EXHIBIT H


                              RETENTION AGREEMENT

     THIS RETENTION AGREEMENT (the "Agreement"), made this _____ day of _______,
199   is entered into by and between Renaissance Solutions, Inc., a Delaware corporation with its principal place of business at Lincoln North, 55 Old Bedford Road, Lincoln, Massachusetts (the "Company"), and the individual whose signature is set forth below (the "Employee").

     Whereas, pursuant to a Stock Purchase Agreement, dated as of February 13 1997, by and among the Company, C.M. Management Systems Ltd. Inc. ("COBA"), Mark
R. Bruneau, Andrew R. Belt and Frederique Bouty (the "Agreement"), the Company acquired all of the outstanding capital stock of the Company (the
"Acquisition"); and

     Whereas, the Employee, at the time of the Acquisition, was an employee of COBA; and

     Whereas, after the Acquisition the Company desires that the Employee continue to be employed by COBA and the Employee desires such employment, subject to and in accordance with the terms set forth in this Agreement.

     Now, therefore, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1.  Signing Bonus.  Upon execution of this Agreement, the Company shall pay
         -------------
to the Employee a signing bonus in the amount of $100,000.

     2.  Annual Retention Bonus.  The Company agrees to pay the Employee the sum
         ----------------------
set forth in Exhibit A hereto on each of the first and second anniversaries of
             ---------
the Closing Date (each, a "Payment Date"), provided that the Employee has been continuously employed by the Company, or any subsidiary of the Company (whether existing now or hereafter acquired or established) (a "Subsidiary"), during the period commencing on the Closing Date and ending on each Payment Date. In the event that the Employee's employment by the Company or any Subsidiary of the Company is terminated or ceases, for any reason, prior to any such Payment Date, the Employee shall not be entitled to any bonus under this Section 2 payable on any Payment Date subsequent to the date of the termination or cessation of the Employee's employment.

     3.    No Employment Contract.  The Employee acknowledges that this
           ----------------------
Agreement does not constitute a contract of employment and does not imply that the Company will continue his or her employment for any period of time.

     4.  Proprietary Information and Developments.  Concurrently with the
         ----------------------------------------
execution of this Agreement, the Employee shall enter into an Invention and Non-disclosure Agreement, a copy of which is attached hereto as Exhibit B (the "Non-
                                                            ------- -
disclosure Agreement").

     5.  Entire Agreement.  This Agreement, together with the Non-disclosure
         ----------------
Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     6.  Amendment.  This Agreement may be amended or modified only by a written
         ---------
instrument executed by all of the parties hereto.

     7.  Governing Law.  This Agreement shall be construed, interpreted and
         -------------
enforced in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

     8.  Successors and Assigns.  This Agreement shall be binding upon and inure
         ----------------------
to the benefit of all of the parties hereto and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its respective assets or business; provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

     9.  Severability.  The invalidly or unenforceability of any provision of
         ------------
this Agreement shall not affect the validly or enforceability of any other provision of this Agreement.

     10.  Miscellaneous.
          -------------

     (a) No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     (b) The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     (c) In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                              RENAISSANCE SOLUTIONS, INC.



                              By:________________________________
                              Name:
                              Title:


                              EMPLOYEE


                              ___________________________________

                                   EXHIBIT A


     Retention Bonus at start of year two:  $100,000

     Retention Bonus at start of year three:  $100,000

                                    EXHIBIT B

                     INVENTION AND NON-DISCLOSURE AGREEMENT
                     --------------------------------------


     This Agreement is made between Renaissance Solutions, Inc., a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the "Company"), and ______________ (the "Employee").

     In consideration of the employment or the continued employment of the Employee by the Company, the Company and the Employee agree as follows:

1.  Proprietary Information.
    -----------------------

     (a) The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his duties as an employee of the Company) without written approval by an officer of the Company, either during or after his employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

     (b) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.


     (c) The Employee agrees that his obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

2.  Developments.
    ------------

     (a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

     (b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph 2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 2(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

     (c) The Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as his agent and attorney-in-fact to execute any such papers on his behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

3.  Other Agreements.
    ----------------

     The Employee hereby represents that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to his employment with the Company, and the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

4.  United States Government Obligations.
    ------------------------------------

     The Employee acknowledges that the Company from time to time may have agreements with the other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

5.  No Employment Contract.
    ----------------------

     The Employee understands that this Agreement does not constitute a contract of employment and does not imply that his employment will continue for any period of time.

6.  Miscellaneous.
    -------------

     (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (b) This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

     (c) This Agreement will be binding upon the Employee's heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns.

     (d) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

     (e) The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

     (f) The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

     (g) This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court.

     THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.


WITNESS:                        RENAISSANCE SOLUTIONS, INC.


Date:_______________________    By:______________________________

                                   ______________________________
                                     (print name and title)




Date:_______________________       ______________________________
                                     (signature)